Exhibit 10.47

CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT

This CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT, dated and effective as of December 15, 1995 (the “Agreement”), by and between MICROSOFT CORPORATION, a Washington corporation, with its principal office at One MICROSOFT Way, Redmond, Washington 98052 (“MICROSOFT”), and WORLDSPAN, L.P., a Delaware limited partnership, with its principal office at 300 Galleria Parkway NW, Atlanta, Georgia 30339 (“WORLDSPAN”)

RECITALS

WORLDSPAN operates a computerized reservations system and provides information and other transaction processing to airlines, travel agents and others in the travel industry.

MICROSOFT develops software and operates an Online System in the United States and throughout the world.

MICROSOFT desires to retain WORLDSPAN to provide travel related transaction and data processing and other services, and WORLDSPAN desires to provide same, all according to this Agreement;

Now, Therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Definitions

Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings set forth in Schedule 1.

2.                                       WORLDSPAN’s Obligations

2.1.1                        WORLDSPAN shall provide MICROSOFT access to the WORLDSPAN System through Super Transaction, Standard Message Interface, and such other communication protocols as WORLDSPAN may develop from time to time.  WORLDSPAN shall through proprietary and leased communications facilities allow access to the WORLDSPAN System to MICROSOFT’s communications node in Bellevue, Washington.

2.1.2                        The parties acknowledge that neither can accurately forecast the volume of transactions that will be generated by MICROSOFT System users with the WORLDSPAN System.  To ensure reasonable capacity is available, WORLDSPAN shall make available to MICROSOFT not later than August 14, 1996, processing capacity from the WORLDSPAN System according to the specifications set forth on Schedule 2.1.2 attached hereto and as otherwise provided in this Agreement. Thereafter, the parties shall confer periodically for the purpose of modifying these minimum standards.  Notwithstanding the foregoing, WORLDSPAN acknowledges that the standards set forth herein and to be agreed upon are the minimum standards necessary to service MICROSOFT System users and that adequate WORLDSPAN System resources are critical to the use of the MICROSOFT System travel related services for their intended purposes.

2.2                                 WORLDSPAN shall be responsible for acquiring any hardware and developing, at its expense, all of the software and systems necessary and appropriate for delivery of the CRS Services to the MICROSOFT node according to this Agreement.  Improvements, changes and enhancements to the WORLDSPAN System to be developed by WORLDSPAN to implement MICROSOFT’s access to the WORLDSPAN System and the schedule for such development are included on Schedule 2.2 attached hereto and incorporated herein by this reference.

2.3                                 Upon MICROSOFT’s request, WORLDSPAN shall provide, at its own expense, engineering, communications and technical support on-site at MICROSOFT’s facilities in Redmond, Washington until the Rollout Date to a maximum of two (2) Person Months in any twelve (12) month period.  This on-site support will be provided by WORLDSPAN to: (a) assist MICROSOFT in installing and utilizing the communication’s link between the MICROSOFT System and the WORLDSPAN System; (b) provide support for translation of MICROSOFT System users’ entries into the appropriate set of Super Transactions and input values; and (c) trouble-shoot and repair problems with any of the foregoing.

2.4                                 WORLDSPAN shall provide to MICROSOFT telephone access to WORLDSPAN’s production and technical personnel or contractors to respond to MICROSOFT personnel with questions and problems arising out of access to the WORLDSPAN System by MICROSOFT System users.  WORLDSPAN shall use reasonable business efforts to make the necessary personnel available twenty four (24) hours each day.

2.5                                 WORLDSPAN shall not disclose any information created by a MICROSOFT System user or use such information except as necessary for the performance of this Agreement (including as reasonably needed by WORLDSPAN to complete and facilitate travel transactions generated by Microsoft System users, and/or to adequately service WORLDSPAN’s Travel Suppliers), except that WORLDSPAN may disclose information from a reservation as required by law.  WORLDSPAN acknowledges and agrees that MICROSOFT will have data privacy obligations to its customers which MICROSOFT will need to be respected by WORLDSPAN.  WORLDSPAN agrees to comply with all MICROSOFT data privacy requirements communicated in writing by MICROSOFT to WORLDSPAN except where to do so would be commercially unreasonable due to the costs of implementation (where costs may not include foregone revenue from the sale or use of such data).

3.                                       Services

3.1                                 During the Term, WORLDSPAN shall make available to MICROSOFT the CRS Services in accordance with the performance standards set forth in Schedule 2.1.2.  Such performance standards in general are intended to reflect the service levels provided to any Travel Agent customer of WORLDSPAN.  WORLDSPAN shall not be responsible for WORLDSPAN System unavailability or any Response Time in excess of agreed limits due to: (a) scheduled maintenance or scheduled downtime, (b) actions or inactions of MICROSOFT or

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MICROSOFT System users, (c) failure of any part of the WORLDSPAN Network operated by a third party supplier, or (d) outages caused by the failure of public network components.

3.2                                 Nothing herein shall prohibit MICROSOFT from obtaining any travel information or CRS Services from any entity other than WORLDSPAN for use with the MICROSOFT System and nothing shall prohibit WORLDSPAN from providing any travel information or CRS Services to any Online System provider or other person.

3.3                                 MICROSOFT shall provide to WORLDSPAN the information, data and necessary technical and human resources to permit WORLDSPAN to complete WORLDSPAN’s development of improvements, changes and enhancements to the WORLDSPAN System and to provide access to the WORLDSPAN System and the CRS Services.

4.                                       Access To CRS Services And Rights

4.1                                 Subject to Section 4.3 and during the Term, WORLDSPAN hereby grants to MICROSOFT a nonexclusive right and license in and to all of the functions, services, information and data available through the WORLDSPAN System to all of WORLDSPAN’s Travel Agent customers including, but not limited to, the CRS Services.

4.2                                 WORLDSPAN also grants to MICROSOFT a worldwide, non-exclusive, right and license during the Term of this Agreement in WORLDSPAN Training Materials for the sole purpose of permitting MICROSOFT to create, publish, and distribute training books, manuals, software programs and other materials for the use of MICROSOFT employees, contractors and MICROSOFT System users.  Within a reasonable period following termination of this Agreement not to exceed sixty (60) days, MICROSOFT shall, at its option, return to WORLDSPAN or destroy all of the WORLDSPAN Training Materials and all copies of books, manuals, software or other materials containing WORLDSPAN Training Materials, then in the possession of MICROSOFT.

4.3                                 The license and the rights granted in Section 4.1 herein shall be limited to the Territory and shall permit MICROSOFT to utilize information, data, functions and services from the WORLDSPAN System, including the CRS Services, to provide such information, data, functions and services through an Online System to permit, among other things, users to review travel related information, make reservations, and request tickets and other documents for travel.  Notwithstanding anything to the contrary herein, such restriction of MICROSOFT’s license rights to the Territory shall mean only that MICROSOFT shall not actively market or advertise the availability of the travel services and information provided through the WORLDSPAN System as part of the MICROSOFT System outside of the Territory, and such restriction shall place no limitation on MICROSOFT’s right which is permitted by this Agreement to operate the MICROSOFT System and to provide travel services and information via the WORLDSPAN System over the Internet, the World Wide Web, The Microsoft Network, or any other Online System.  As used in this Section 4.3, to “actively market or advertise” outside the Territory shall mean to undertake actual marketing or advertising activities in local markets outside the Territory, but shall not include marketing or advertising activities done generally over the Internet, the World Wide Web, The Microsoft Network, or any other Online System regardless of the fact that such activities may be accessible to persons outside the Territory.  With respect to

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information and data regarding hotels and other lodging services, WORLDSPAN also grants to MICROSOFT a perpetual, worldwide license and right to: (a) develop, market, sell, make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute, (directly and indirectly), transmit, display and perform publicly, license, rent, lease, and sell such information and data on printed, electronic or other fixed media, and to sublicense any or all of the foregoing rights, including the right to sublicense such rights to third parties; and (b) create, develop, market, distribute, transmit, license, sub-license and sell such information and data through broadcast, cable or satellite television distribution, interactive and otherwise.  Such license to information and data regarding hotels and other lodging services shall be subject to such future restrictions as may be imposed on WORLDSPAN by its suppliers of such information, but only to the extent that such restrictions are communicated in advance and in writing to MICROSOFT.

4.4                                 Subject to the provisions of Section 7.5 herein, WORLDSPAN retains the right to modify and enhance the WORLDSPAN System in its sole discretion at any time during the Term, including but not limited to, the right to migrate MICROSOFT and MICROSOFT System users to new computer reservation systems created or used by WORLDSPAN, provided that any such modifications, enhancements and/or migration shall not materially adversely alter any of the CRS Services, including specifically the functionality associated with the development items set forth on Schedule 2.2 attached hereto.  MICROSOFT agrees that it will take reasonable steps to administer the use of the WORLDSPAN System by MICROSOFT System Users, including but not limited to using all commercially reasonable efforts to terminate the access of such users who MICROSOFT or WORLDSPAN determines use the WORLDSPAN System improperly.  Improper use of the WORLDSPAN System shall include: transmitting personal messages; making speculative or improper bookings; training anyone other than MICROSOFT employees, contractors or MICROSOFT System users; entering passive booking codes (e.g., GK, HK, MK or BK codes) when no corresponding space has been reserved with the transporting carrier’s internal reservation system; or failing to remove such passive bookings from the WORLDSPAN System if the corresponding space is canceled via telephone or by other means.

5.                                       MICROSOFT’s Obligations

MICROSOFT will develop, at its own expense, the capability for MICROSOFT System users to make reservations on airlines, cars, hotels, tours, cruises and other products and services distributed through the WORLDSPAN System.  For a five (5) month period following implementation of the WORLDSPAN System through the MICROSOFT System, MICROSOFT will use reasonable business efforts to construct its travel reservations facilities available through the MICROSOFT System in a way to promote the making of reservations and bookings to generate a stream of chargeable transactions through the WORLDSPAN System. Thereafter, MICROSOFT and WORLDSPAN shall agree upon the appropriate level of promotion of the WORLDSPAN System given the then-existing business circumstances.  MICROSOFT makes no representation or warranty about the volume of chargeable transactions that will be generated by MICROSOFT System users or the ratio of chargeable transactions to total transactions.

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6.                                       Attribution

At WORLDSPAN’s request, MICROSOFT shall include in a screen or page provided as a part of any fixed media product utilizing data or information provided from the WORLDSPAN System that WORLDSPAN has supplied such data or information.

7.                                       Term

7.1                                 Unless earlier terminated as provided herein, the term of this Agreement (the “Term”) shall commence as of the date first written above on page one, and shall continue thereafter for a period of ten (10) years.

7.2                                 This Agreement may be terminated as follows:

7.2.1                        Either WORLDSPAN or MICROSOFT may terminate this Agreement following six (6) months prior notice if the parties have failed to reach an agreement according to either Section 2.1.2 or Section 11.2 or Schedule 2.1.2 of this Agreement, or (b) upon the occurrence of an Event of Default by the other party.

7.2.2                        An Event of Default with respect to MICROSOFT shall mean that:

(a)                                  MICROSOFT defaults in making any payment hereunder when the same becomes due and payable, and such default continues for a period of thirty (30) days after notice thereof in writing from WORLDSPAN; or

(b)                                 (b)  MICROSOFT fails to comply with any of its other material covenants or agreements in this Agreement and such default continues for a period of thirty (30) days after notice thereof in writing from WORLDSPAN.

7.2.3                        An Event of Default with respect to WORLDSPAN shall mean that:

(a)                                  WORLDSPAN fails to provide the CRS Services, which failure is not cured by WORLDSPAN not more than sixty (60) days after notice thereof in writing from MICROSOFT; or

(b)                                 WORLDSPAN fails to comply with any of its other material covenants or obligations in this Agreement and such default continues for a period of thirty (30) days after notice thereof in writing.

7.3                                 If MICROSOFT makes any assignment for the benefit of creditors or becomes insolvent, or if WORLDSPAN has reason to believe MICROSOFT is not generally paying its bills when due, or if federal, state or common law bankruptcy or insolvency proceedings are commenced with respect to MICROSOFT, or if a receiver of MICROSOFT assets is appointed, or if MICROSOFT shall take any step leading to its cessation as a going concern, or if MICROSOFT shall cease operations for reasons other than a strike, then in any of the foregoing events WORLDSPAN may immediately cancel this Agreement on notice to MICROSOFT, or, at WORLDSPAN’s option require MICROSOFT to give adequate assurance

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of future performance of this Agreement by immediately curing any default hereunder and establishing any irrevocable letter of credit issued by a bank and on terms and conditions acceptable to WORLDSPAN in an amount sufficient to cover all amounts potentially due from MICROSOFT under this Agreement and which may be drawn upon WORLDSPAN upon the sole condition that MICROSOFT does not fulfill its obligations under this Agreement in a timely manner.

7.4                                 If WORLDSPAN makes any assignment for the benefit of creditors or becomes insolvent, or if MICROSOFT has reason to believe WORLDSPAN is not generally paying its bills when due, or if federal, state or common law bankruptcy or insolvency proceedings are commenced with respect to WORLDSPAN, or if a receiver of WORLDSPAN’s assets is appointed, or if WORLDSPAN shall take any step leading to its cessation as a going concern, or if WORLDSPAN shall cease operations for reasons other than a strike, then in any of the foregoing events MICROSOFT may immediately cancel this Agreement on notice to WORLDSPAN, or, at MICROSOFT’s option require WORLDSPAN to give adequate assurance of future performance of this Agreement by immediately curing any default hereunder and establishing any irrevocable letter of credit issued by a bank and on terms and conditions acceptable to MICROSOFT in an amount sufficient to cover all amounts potentially due from WORLDSPAN under this Agreement and which may be drawn upon MICROSOFT upon the sole condition that WORLDSPAN does not fulfill its obligations under this Agreement in a timely manner.

7.5                                 MICROSOFT shall have the option to terminate this Agreement upon written notice to WORLDSPAN in the event that WORLDSPAN migrates MICROSOFT and MICROSOFT System users to a computer reservation system not operated by WORLDSPAN.  In addition, either party may terminate this Agreement upon written notice to the other in the event of an assignment of this Agreement by the other party to a third party.  For purposes of this Section 7.5, an assignment shall include (i) any transfer of an ownership interest in WORLDSPAN or MS to a person, group, or entity that would result in that person, group or entity acquiring control of such party, or (ii) any transfer by either party of all or substantially all of its assets.

8.                                       Additional Development Services

In addition to development otherwise required to be done by WORLDSPAN pursuant to this Agreement, MICROSOFT may request that WORLDSPAN develop additional enhancements, improvements or changes to the WORLDSPAN System for the benefit of MICROSOFT System users.  Subject to the availability of programming resources and provided the enhancements, improvements, or changes do not adversely impact the existing performance standards of the WORLDSPAN System, WORLDSPAN shall provide Additional Development Services to complete such requested development.

9.                                       Charges/Payment

9.1                                 MICROSOFT shall pay WORLDSPAN’S standard hourly rate for Additional Development Services provided pursuant to this Agreement.

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9.2                                 MICROSOFT shall pay all amounts hereunder calculated pursuant to the formulas and otherwise in the manner set forth in this Agreement.  Payment shall be made within thirty (30) days of each monthly invoice.

10.                                 Ownership, No Other License

10.1                           The WORLDSPAN System, including all Intellectual Property Rights therein, shall be owned or retained, to the fullest extent legally permitted under all applicable laws, by WORLDSPAN.  MICROSOFT shall execute such instruments, agreements and acknowledgments as WORLDSPAN shall require to transfer and assign any and all of MICROSOFT’s rights in and to such Intellectual Property Rights therein to WORLDSPAN.  In addition to any other rights WORLDSPAN may have, WORLDSPAN shall be permitted to license or market to any third party all or portions of the WORLDSPAN System or the WORLDSPAN Software.

10.2                           The MICROSOFT System, including all Intellectual Property Rights therein, shall be owned or retained, to the fullest extent legally permitted under all applicable laws, by MICROSOFT.  WORLDSPAN shall execute such instruments, agreements and acknowledgments as MICROSOFT shall require to transfer and assign any and all of WORLDSPAN’s rights in and to such Intellectual Property Rights therein to MICROSOFT.  In addition to any other rights MICROSOFT may have, MICROSOFT shall be permitted to license or market to any third party all or portions of the MICROSOFT System or the MICROSOFT Software.

10.3                           Nothing herein shall be construed as granting or conferring upon a party a license or right to use the name or any Trademark, logo, or mark of the other party.

11.                                 Financial Arrangements

11.1                           WORLDSPAN acknowledges that the MICROSOFT System is a new service and, accordingly, neither MICROSOFT nor WORLDSPAN can anticipate the number of transactions through the WORLDSPAN System that will be generated by MICROSOFT System users nor all of the revenues or expenses that will accrue to either party or the number of transactions that will be generated by MICROSOFT System users.  As additional consideration for the promises made by WORLDSPAN in this Agreement, MICROSOFT agrees that if revenues payable by Travel Suppliers to WORLDSPAN for transactions generated by MICROSOFT System users are less than One Hundred Thousand Dollars ($100,000.00) during the five (5) month period following implementation of the WORLDSPAN System through the MICROSOFT System (including the development items set forth on Schedule 2.2), then MICROSOFT shall pay to WORLDSPAN:

(i)                                                                                     the amount by which the actual amount of revenues payable is less than $100,000.00; and

(ii)                                                                                  the amount equal to WORLDSPAN’s out of pocket costs paid to third party telecommunications suppliers for the leased communications lines

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from the WORLDSPAN System to the Microsoft System in Bellevue, Washington.

WORLDSPAN shall make available to MICROSOFT upon request any of its books, records and regularly generated reports as are reasonably necessary to confirm the average amounts charged for air bookings in 1995 and 1996.

11.2                           Other than payments made by MICROSOFT for Additional Development Services and the amount to be paid by MICROSOFT, if any, pursuant to section 11.1 above, MICROSOFT and WORLDSPAN agree that each shall bear any and all expenses incurred in the performance of this Agreement and each shall be entitled to retain any and all revenues arising out of this Agreement for the period ending January 31, 1997.  Not later than August 1, 1996, the parties shall begin to confer for the purposes of determining the need for making any change to the financial aspects of this Agreement for the period after January 31, 1997, principally the sharing of revenues received by WORLDSPAN from Travel Suppliers for bookings and reservations made by MICROSOFT System users and expenses incurred by WORLDSPAN in excess of the anticipated expenses.  In the event the parties are unable to agree to the financial aspects by November 30, 1996, either party may terminate this Agreement pursuant to Section 7.2.

12.                                 Confidentiality

12.1                           The Non Disclosure Agreement shall be in effect throughout the Term and shall continue according to its terms.

12.2                           Notwithstanding the foregoing, if either party receives a subpoena, civil investigative demand, or any other order, demand or request for the Confidential Information of the other party (the “Owning Party”); or if there is any change in law, statute or regulation that requires the disclosure or delivery of such information to any third party, then the party that would respond or otherwise be required to make the delivery, disclosure or response shall give written notice to the Owning Party.  The Owning Party shall have ten (10) business days following such notice to make any motion to quash, file any objection or protest, or otherwise take any action deemed necessary and appropriate to prevent such disclosure and, during such ten (10) day period, the other party will make no delivery, disclosure or response with respect to the Confidential Information of the Owning Party.

13.                                 Force Majeure

13.1                           WORLDSPAN shall have no liability to MICROSOFT or any other person for malfunctions, errors or interruptions in the operation of the WORLDSPAN System or non-performance or delays in performance hereunder caused by acts of God, strikes, labor disputes, fires, delays of suppliers of goods or services, acts or omissions of sovereign states or airline industry associations (including but not limited to ATA, ACH, ARC and IATA) or for any other cause beyond the control of WORLDSPAN, and no such malfunction, interruption, non-performance or delay shall constitute an Event of Default with respect to WORLDSPAN or MICROSOFT hereunder.

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13.2                           MICROSOFT shall have no liability to WORLDSPAN or any other person for malfunctions or interruptions in the operation of the MICROSOFT System or non-performance or delays in performance hereunder caused by acts of God, strikes, labor disputes, fires, delays of suppliers of goods or services, acts or omissions of sovereign states or airline industry associations (including but not limited to ATA, ACH, ARC and IATA) or for any other cause beyond the control of MICROSOFT, and no such malfunction, interruption, non- performance or delay shall constitute an Event of Default with respect to MICROSOFT or WORLDSPAN hereunder.

14.                                 Indemnification

14.1                           WORLDSPAN and MICROSOFT each agree to indemnify, defend and hold harmless the other and the other’s directors, officers, partners, affiliates, and employees from any and all Loss arising out of: (a) the death or bodily injury of any agent, employee, contractor, customer, business invitee or business visitor of the indemnitor; and (b) the damage, loss or destruction of any real or tangible personal property of the indemnitor, including but limited to the loss of use thereof.

14.2                           WORLDSPAN and MICROSOFT each agree to indemnify, defend and hold harmless the other and the other’s directors, officers, partners, affiliates, and employees from any and all Loss arising out of any claims or infringement of any Intellectual Property Right conferred by contract or by common law or by any law of the United States or any state alleged to have occurred because of any service, data, or Confidential Information provided or work performed by the indemnitor; provided, however, that this indemnity shall not apply unless the party claiming indemnification notifies the other promptly of any matters in respect of which the foregoing indemnity may apply and of which the notifying party has knowledge and gives the other full opportunity to control the response thereto and defense thereof, including, without limitation any agreement relating to the settlement thereof.

14.3                           MICROSOFT agrees to indemnify, defend, and hold harmless WORLDSPAN and its directors, officers, partners, affiliates, and employees from any and all Loss incurred by WORLDSPAN arising out any claim by a MICROSOFT System user using the WORLDSPAN System, except for or to the extent that any such Loss is due to the negligence of WORLDSPAN.

14.4                           WORLDSPAN agrees to indemnify, defend, and hold harmless MICROSOFT and its directors, officers, partners, affiliates, and employees from any and all Loss incurred by MICROSOFT arising out any claim by a MICROSOFT System user using the WORLDSPAN System to the extent that any such Loss is due to the negligence of WORLDSPAN.

14.5                           Each of the indemnities set forth in this Section shall apply to each applicable Loss described above that results from any cause (including the negligence of the indemnified party) but shall not apply to the extent such applicable loss results solely from the gross negligence or willful misconduct of the indemnified party or such indemnity is otherwise prohibited by applicable law.

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15.                                 Insurance

15.1                           WORLDSPAN shall maintain a Comprehensive General Liability insurance policy, including worldwide coverage, in the amount of no less than U.S.  One Million and no/100 Dollars ($1,000,000.00) per occurrence with a U.S. Two Million and no/100 Dollars ($2,000,000.00) aggregate.  Such coverage shall include contractual liability coverage for the indemnification obligations contained herein, products hazard coverage and broad form property coverage.  In addition, WORLDSPAN shall maintain an umbrella liability insurance policy or policies in an amount no less than U.S.  Five Million and no/100 Dollars ($5,000,000.00).

15.2                           WORLDSPAN shall maintain the insurance or policies as required in subsection 15.1 above as follows:

15.2.1                  WORLDSPAN hereto shall provide to MICROSOFT a Certificate of Insurance, in a form reasonably acceptable to MICROSOFT, for each of the policies of insurance required by this Section.  Each Certificate of Insurance with respect to the policies of insurance required by this Section must name MICROSOFT as an additional insured.

15.2.2                  Each insurance policy including renewal insurance, or Certificates of Insurance shall contain an agreement by the insurer that it shall give no less than thirty (30) days written notice of cancellation, intent not to renew, or reduction of material change in coverage.  WORLDSPAN shall provide MICROSOFT no less than ten (10) days prior written notice of any such notice set forth in this Section.

15.2.3                  Each Certificate of Insurance required hereby shall be delivered to MICROSOFT within ten (10) business days after the effective date or renewal of the respective policy, as applicable.

16.                                 Regulatory Compliance

WORLDSPAN and MICROSOFT shall comply with all ATA, ACH, ARC, IATA and other travel industry and other governmental and regulatory rules and regulations, and all laws, statutes, ordinances and regulations in each case, applicable to this Agreement, to the parties, and to the services provided hereunder.  WORLDSPAN reserves the right to modify or eliminate any CRS Service if the provision of such service might constitute a violation of any applicable statute, law, ordinance, industry rule or regulation or order of a court or judicial or administrative body.

17.                                 Successors

Neither party shall assign its interest in this Agreement; provided, however, that (subject to Section 7.5) either party may assign this Agreement upon thirty (30) days prior written notice to a wholly-owned subsidiary or to an entity to which substantially all of the assets of the assigning party are being transferred if such assignee assumes and agrees to perform all of the obligations of the assignor.  This Agreement shall be binding upon the parties hereto and their successors and assigns and all persons claiming under or through them or any such successor or assign.

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18.                                 Entire Agreement

This Agreement and the Non Disclosure Agreement, together with any appendices, schedules and exhibits to either this Agreement and the Non Disclosure Agreement, constitute the entire agreement and understanding of the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  This Agreement and the Non Disclosure Agreement may be amended only by a further writing duly executed by authorized representative of the parties.

19.                                 Governing Law

19.1                           Governing Law.  This agreement shall be governed by, and shall be performed, enforced and construed in accordance with, the laws of the United States and the State of Washington (other than its rules on conflicts of laws).

19.2                           Jurisdiction, Forum.  Each Party irrevocably submits to the non-exclusive jurisdiction of the Courts of the State of Georgia and Washington and the United States Federal Courts sitting in Georgia and Washington.  Each party shall appoint an agent for services of process in the States of Georgia and Washington (and notify the other party of the name and address of such agent) and shall maintain such agent at all times unless it shall designate and notify the other of a reasonably satisfactory successor agent or agents.

19.3                           Negotiation of Provisions.  The parties agree that the choice of law and forum provisions of this Section 19 have been negotiated in good faith and agreed upon by the parties hereto and are reasonable.  The parties, by their due execution of this Agreement, expressly agree, to the fullest extent permitted by law, not to challenge the choice of law or forum provisions contained in this Section 19.

20.                                 No Third Party Beneficiaries

None of the provisions of this Agreement shall be for the benefit of or enforceable by or against any person other than a party, including without limitation, any creditor of WORLDSPAN or of MICROSOFT.

21.                                 Cooperation and Further Assurances

Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do such other acts and things as may be required by law, or as may, in the reasonable opinion of the counsel of either party, be necessary or advisable to carry out the full intent and purposes of this Agreement.  In addition, each party agrees to provide to the other party, as soon as practicable after receipt of a request and subject to applicable laws and regulations, such financial data or other information as may be necessary for compliance with the requirements of any federal, state or local law or regulations or any governmental agency or authority applicable to a party or its affiliates; provided, however, that the requesting person shall bear any outside reasonable accounting, legal, and third-party costs and expenses incurred in fulfilling any such request.  Each party agrees to keep confidential and not use in any matter, other than as contemplated in this Section 21, financial data or other information or documents furnished pursuant to this Agreement unless ascertainable from public

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or published information or trade sources, or already known to our subsequently developed by such party independently, or received from a third party not under an obligation to keep confidential such financial data, other information or documents.  Both parties also agree to confer on mutually beneficial projects, such as, but not limited to, Net Fares support with possible incentives for the Net Fares program, during the term of this Agreement.

22.                                 Expenses

Each party hereto shall assume and pay its own expenses incident to the negotiation, execution and performance of this Agreement.

23.                                 Waivers

The terms of this Agreement may be waived only by a written instrument signed by the party which would have been able to require compliance.  No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver on the part of either party of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

24.                                 Notices

24.1                           All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed given: (a) when received if delivered personally; (b) on the next business day if sent by overnight service prepaid with instructions for next business day delivery; or (c) on the day of transmission if telecopied or telegraphed (transmission confirmed), to the parties at the following addresses and numbers (or to such other persons, addresses and numbers as a party may have specified by notice given to the other party pursuant to this provision):

If to WORLDSPAN:

WORLDSPAN, L.P.

300 Galleria Parkway, NW., Suite 2100

Atlanta, Georgia 30339

Attention: Chief Executive Officer

Telecopier No.: (770) 563-7878

with a copy to:

WORLDSPAN, L.P.

300 Galleria Parkway, NW., Suite 2100

Atlanta, Georgia 30339

Attention: Vice President, General Counsel and Secretary

Telecopier No.: (770) 563-7878

If to MICROSOFT:

MICROSOFT CORPORATION

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One MICROSOFT Way

Redmond, Washington 98052-6399

Attention: Product Unit Manager - Travel Products Group

Telecopier No.: (206) 936-7329

with a copy to:

MICROSOFT CORPORATION

One MICROSOFT Way

Redmond, Washington 98052-6399

Attention:  Legal Department

Telecopier No.: (206) 936-7329

24.2                           If either party gives a notice regarding any alleged breach or default of any term of this Agreement, then such party shall include prominently on such notice the legend “Notice of Claim of Breach of Contract” or words to the same effect.

25.                                 Headings

The headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

26.                                 Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

27.                                 Counterparts

This Agreement may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

28.                                 WARRANTY DISCLAIMER

28.1                           MICROSOFT, ON BEHALF OF ITSELF, ITS SUBSIDIARIES, AFFILIATES, AND SUBSCRIBERS, ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER WORLDSPAN, ITS PARTNERS, AFFILIATES, NOR ANY SERVICE PROVIDER OR OTHER SUPPLIER OF DATA PROVIDED THROUGH THE WORLDSPAN SYSTEM WARRANTS THE ACCURACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SOFTWARE, DATA OR EQUIPMENT.  MICROSOFT FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, WORLDSPAN, ITS PARTNERS, AND AFFILIATES DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE PARTICIPATION OR IDENTITIES OF TRAVEL SUPPLIERS OR VENDORS IN THE WORLDSPAN SYSTEM.  EXCEPT AS OTHERWISE PROVIDED HEREIN, NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF

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ANY KIND, EXPRESSED OR IMPLIED, ARE MADE BY WORLDSPAN WITH RESPECT TO THE WORLDSPAN SYSTEM OR ANY WORLDSPAN SOFTWARE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

28.2                           WORLDSPAN, ON BEHALF OF ITSELF, ITS SUBSIDIARIES, AFFILIATES, AND SUBSCRIBERS, ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER MICROSOFT, ITS AFFILIATES, NOR ITS AGENTS WARRANTS THE ACCURACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SOFTWARE, DATA OR EQUIPMENT.  WORLDSPAN FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, MICROSOFT, ITS PARTNERS, AND AFFILIATES DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE PARTICIPATION LEVEL OF USERS THE MICROSOFT SYSTEM OR THE REVENUES THAT MIGHT BE GENERATED THEREBY.  EXCEPT AS OTHERWISE PROVIDED HEREIN, NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, EXPRESSED OR IMPLIED, ARE MADE BY MICROSOFT WITH RESPECT TO THE MICROSOFT SYSTEM, ITS SUBSCRIBERS, OR ANY MICROSOFT SOFTWARE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its respective officer thereunto duly authorized as of the day and year first above written.

MICROSOFT CORPORATION	WORLDSPAN, L.P.

/s/ Patty Stonesifer	/s/ Mike Buckman

By (sign)	By (sign)

Patty Stonesifer	Mike Buckman
Senior Vice President - Consumer Division	Chief Executive Officer, pursuant to a delegation of authority by the General partners of WORLDSPAN, L.P.

12/22/95
Date	Date

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SCHEDULE 1

DEFINITIONS RELATING TO THE
CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT

“ACH” means the Airlines Clearing House

“ARC” means the Airlines Reporting Corporation

“ATA” means the Airline Transport Association

“Additional Development Services” means programming services provided by WORLDSPAN pursuant to Section 8 of the Agreement to create improvements and enhancements to the WORLDSPAN System for the benefit of MICROSOFT.

“Computer Reservation System” or “CRS” means an automated system used by travel agents and other non-airline personnel under contractual agreement, containing information about the availability of travel related services and goods.

“Confidential Information” shall have the meaning set forth in the Non Disclosure Agreement.  This Agreement shall also be considered Confidential Information of each party with respect to the other party.

“Contracts” means contracts, leases, sales orders, licenses, agreements, permits, plans, purchase orders, commitments, collective bargaining agreements, and other binding arrangements (including, without limitation, capital commitments and arrangements with respect to construction in progress), whether oral or written, express or implied.

“CRS Services” means all of the information, data, services, features and functions of the WORLDSPAN System made available to all Travel Agent customers of WORLDSPAN from time to time.

“Event of Default” has the meaning assigned in Section 7 of the Agreement.

“Fares/Pricing Services” means the services provided to MICROSOFT through the WORLDSPAN System with respect to information on fares and the automatic calculation of prices for air travel itineraries for MICROSOFT System users.

“IATA” means the International Air Transport Association.

“Intellectual Property Right” means each (a) Patent, (b) Trademark, (c) trade name, (d) knowhow, (e) shop right, (f) copyright, (g) service mark, (h) trade secret, (i) invention and (j) any Intellectual Property Right.

“Loss” means loss, liability (whether accrued, absolute, contingent, or otherwise), damages, deficiencies, expenses (including without limitation, fees and disbursements of counsel and expenses of investigation), claims, liens or other obligations whatsoever.

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“MICROSOFT Network” means the telecommunications network operated and/or managed by MICROSOFT.

“MICROSOFT Software” means the computer programs and associated documentation, including source code, used by MICROSOFT in the MICROSOFT Network or otherwise developed by or licensed to MICROSOFT.

“MICROSOFT System” means the computer hardware, software and related devices and systems used by, or operated for the benefit of, MICROSOFT to provide an Online System to customers and MICROSOFT internal users including, without limitation, the MICROSOFT Software and the MICROSOFT Network.  The MICROSOFT System does not include the WORLDSPAN System.

“MICROSOFT System user” means any person or entity who is entitled to use the MICROSOFT System.

“Network Services” means data communication services provided through a network.

“Non Disclosure Agreement” means that Microsoft Corporation Non-Disclosure Agreement between MICROSOFT and WORLDSPAN dated February 10, 1995.

“Online System” means any system or combination of systems for distributing electronic content or an electronic product or service, digital or otherwise, via transmission, directly or indirectly, to users, whether over telephone lines, cable television systems, optical fiber connections, cellular telephones, satellites, wireless broadcast, or other mode of transmission now known or subsequently developed.

“Operational Emergency” means (i) any disruption in or impairment of the operation of the WORLDSPAN System that causes a material interruption in the normal business operations of any WORLDSPAN Hosted Carrier, or (ii) any problem or defect in the WORLDSPAN System which, in the reasonable opinion of WORLDSPAN, either (x) impairs the ability of aircraft of any such carrier to operate safely pursuant to the laws, rules or regulations of any jurisdiction governing the flight of such aircraft or (y) poses any imminent risk that the airline operations conducted by any such carrier will suffer any event, occurrence or delay that poses a material threat to the safe operation of any aircraft.

“Patents” means patents (including all reissues, divisions, continuation and extensions thereof), patent applications, patent disclosures docketed and all other patent rights.

“Person Month” means the equivalent of one person working on average one hundred seventy (170) hours for a period of thirty (30) consecutive days.

“Power Shopper” means the functionality provided through the WORLDSPAN System to permit a user to automatically retrieve the lowest priced travel option as more fully defined in the document entitled “WORLDSPAN Super Transaction Implementation Guide” as modified on November 13, 1995.

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“Response Time” means the time elapsed between delivery of a message to the WORLDSPAN System, until the response to that message leaves the WORLDSPAN System (exclusive of the WORLDSPAN Network).

“Rollout Date” means the date that Power Shopper has been through alpha testing, that changes and/or fixes arising out of alpha testing have been implemented by WORLDSPAN, and Power Shopper is then released to MICROSOFT for beta testing.

“Term” shall have the meaning assigned in Section 7 of the Agreement.

“Territory” means the geographic territory defined by IATA as Traffic Conferences 1 and 2, which includes all of the North and South American continents and adjacent islands, Greenland, Bermuda, the West Indies and Islands of the Caribbean, the Hawaiian Islands (including Midway and Palmyra), all of Europe and adjacent islands, Iceland, the Azores, all of Africa and adjacent islands, Ascension Island and that part of Asia lying west of and including Iran.

“Trademark” means a trademark, service mark or an application for either.

“Training Materials” means books, instructions, charts, information or programs used or useful in training or educating a Travel Agent in operating the WORLDSPAN System, regardless of whether such materials are made available in print, electronic media, online or otherwise.

“Travel Agent” means each wholesaler, agent or other person who makes travel arrangements for others for airlines, trains, buses, cruise ships, hotels, car rentals and the like as well as any corporate travel department, but shall not include any Travel Supplier.

“Travel Supplier” means each airline, hotel, car rental company, cruise line or other entity providing travel related goods or services.

“WORLDSPAN Hosted Carrier” means any WORLDSPAN Partner which receives its internal reservation and/or flight operations functions from the WORLDSPAN System.

“WORLDSPAN Network” means the telecommunications network operated and/or managed by WORLDSPAN.

“WORLDSPAN Partner” means any airline that owns, directly or indirectly, an equity interest in WORLDSPAN, L.P.

“WORLDSPAN Software” means the computer programs and associated documentation, including source code, used by WORLDSPAN in connection with the operation of the WORLDSPAN System, including all Improvements.

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“WORLDSPAN System” means the computer hardware, software and related devices and systems used by WORLDSPAN to provide services to MICROSOFT pursuant to the Agreement including, without limitation, the WORLDSPAN Software and the WORLDSPAN Network.

“WORLDSPAN Training Materials” means training manuals, books, software and other materials used or useful in connection with training for WORLDSPAN’s Travel Agent customers.

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SCHEDULE 2.1.2

WORLDSPAN INITIAL MINIMUM CAPACITY REQUIREMENTS

WORLDSPAN will provide initial capability to process up to [*] concurrent TPF transactions during peak hours (7am-7pm EST) and up to [*] concurrent TPF transactions during off peak hours (7pm-7am EST) submitted from MICROSOFT.  This capacity is expected to be sufficient to process [*] Super Transactions per second during peak hours and up to [*] super Transactions per second during off- peak hours.  This will be implemented in the form of [*] of terminal addresses which MICROSOFT can access through the WORLDSPAN Auxiliary Processor.  WORLDSPAN will provide one half the number of terminal addresses guaranteed for the beginning phase of production by February 15, 1996.  During the period February 15, 1996 to August 14, 1996, for agreed upon scheduled periods of at least ten (10) days every two (2) months, full initial capacity as described above will be made available for the purpose of stress testing.

WORLDSPAN SYSTEM AVAILABILITY OBJECTIVE

The CRS Services will be available to MICROSOFT on average during any [*] consecutive month period at least [*] of the time.

Regarding Power Shopper: given that MICROSOFT does not submit at a higher rate than [*] Power Shopper request per [*] seconds during peak hours (7am-7pm EST) and [*] Power Shopper per second during off peak hours (7pm-7am EST)WORLDSPAN will provide a substantive, accurate response [*] of the time.

Prior to Rollout Date

MICROSOFT and WORLDSPAN agree to:

1.                                       Identify all unique Super Transactions which will be generated by MICROSOFT for processing by the WORLDSPAN System and identify the average TPF Transaction rate per Super Transaction.

2.                                       Identify profile of Super Transactions activity to include estimates of rates for entire 24-hour daily periods.

3.                                       Measure current Response Time levels provided to Travel Agent and other customers of WORLDSPAN System using identical or similar Super Transactions.

4.                                       Identify and implement any necessary changes to the WORLDSPAN System to make Response Times to MICROSOFT comparable to measurements from point 3 above.

5.                                       MICROSOFT will make changes to its message structure as suggested by WORLDSPAN to improve Response Times providing the changes do not materially impact the functionality provided to MICROSOFT System users.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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Prior to end of Beta Test

WORLDSPAN and MICROSOFT will mutually agree to the documentation and acceptance of Response Time objectives above.

The Response Time objectives above shall be available no later than August 14, 1996.  In the event the parties are unable to agree to the Response Times to be imposed during the term of this Agreement, either party may terminate this Agreement pursuant to Section 7.2.

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SCHEDULE 2.2

WORLDSPAN DEVELOPMENT ITEMS AND DELIVERY DATES

This schedule defines additional functionality in addition to the CRS Services that WORLDSPAN will provide to MICROSOFT pursuant to the Agreement.  Also defined is the nature and responsibility for the communication link between WORLDSPAN and MICROSOFT and standards for WORLDSPAN System availability to MICROSOFT during development.

General Nature of Work

MICROSOFT requires a set of changes to the WORLDSPAN System in order to build the initial version of the product to be included with the Microsoft System. Other changes may be necessary to support future versions.  The changes described in this subsection are general only, and more detailed descriptions follow below.  Although all requests in this Schedule 2.2 refer to Super Transaction, other functionally similar structured message interfaces may be substituted following MICROSOFT’s consent.  The changes fall into four categories:

1.                                       Provide functionality through the Super Transaction API that exists on the native host systems but is not currently available through Super Transaction.  Where practical, MICROSOFT will in its discretion attempt to leverage the existing capability of the host systems and not require new functionality at the host level.  However, new host system capability may be needed in some areas.

2.                                       Provide enhanced shopping capabilities.

3.                                       Provide support for automating processes that an experienced travel agent could perform using the existing WORLDSPAN System.  For example, interpreting fares rules and applying applicable discounts.

4.                                       Support MICROSOFT’s ability to provide travel agency operations (ticketing, queue management, etc.) and telephone support, either directly or through agreement with third parties.

Existing Functionality

MICROSOFT will have the ability to use all functionality described in “WORLDSPAN Super Transaction Specifications” dated December 1, 1995.  All functionality described in the Specifications will work as documented.  Any functionality described in the Specifications but not yet implemented will be accessible by MICROSOFT by December 15, 1995.

All transactions will return complete, accurate and reliable information.  [*] of all software defects reported by MICROSOFT will be resolved in 30 days or less unless by mutual agreement the time limit is extended.  Resolution will either mean the defect is fixed or a suitable work around is identified.  A “software defect” means any documented occurrence of an instance where the software does not perform according to its published specifications.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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Summary of the Requirements for New Work

The following enhancements will be required:

[*]

Air Transactions

[*]

Hotels

[*]

Other

[*]

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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Communication Links

WORLDSPAN will provide the following communication links with MICROSOFT:

The existing dial-in X.25 link to Atlanta provided for test purposes shall continue through the Term of the Agreement.  MICROSOFT pays for the phone costs and WORLDSPAN maintains the internal connections and hardware to WORLDSPAN’s systems.

By November 30, 1995, WORLDSPAN will provide a leased line X.25 connection to the point-of-presence at the local telephone provider in Bellevue Washington. This will operate at speeds no less than 56KB/sec.  WORLDSPAN will pay for all traffic generated and the cost of installation to the point-of-presence.  This line will be used for continued test and development of the products.  This will be maintained for the Term of the Agreement.

By January 1, 1996, WORLDSPAN will provide one leased line X.25 connection to a point of presence identified above to WORLDSPAN production facilities.  This will operate at speeds no less than 56KB/sec.  WORLDSPAN will pay for all traffic generated and the cost of installation to the point-of-presence.  This line will be used for final beta testing.  This will be maintained for the Term of the Agreement.

By February 15, 1995, WORLDSPAN will provide two more leased lines X.25 connection to a point of presence identified above to WORLDSPAN production facilities.  These will operate at speeds no less than 56KB/sec.  WORLDSPAN will pay for all traffic generated and the cost of installation to the point-of-presence.  This line will be used for production uses.  This will be maintained for the Term of the Agreement.

For each communications facility described above, WORLDSPAN will provide the same level availability as provided to its highest volume travel agencies using similar facilities.

The technology used to support any of the above links can be modified to provide higher bandwidth, lower cost or better security so long as such modifications do not materially adversely affect WORLDSPAN’s performance standards hereunder.

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AMENDMENT NO.  1

TO CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT

THIS AMENDMENT NO.  1 TO CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT, dated and effective as of January 1, 1997 (“Amendment”), by and between Microsoft Corporation, a Washington corporation (“MICROSOFT”) with its principal office at One Microsoft Way, Redmond, Washington 98052, and WORLDSPAN, L.P., a Delaware limited partnership (“WORLDSPAN”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339.

MICROSOFT and WORLDSPAN are parties to that certain CRS Marketing, Services and Development Agreement dated December 15, 1995 (the “Agreement”).

WORLDSPAN and MICROSOFT now desire to modify the Agreement.

Now, Therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Definitions

Terms in capitalized form used in this Amendment shall have the meanings set forth in Schedules 1 and 2.1.2.  Terms in capitalized form not defined in this Amendment shall have the meanings set forth in the Agreement.

2.                                       Travel Supplier Billings

A new Section 29 is hereby added to the Agreement to provide as follows:

29.                                 Travel Supplier Billings

29.1                           Notwithstanding anything in this Agreement to the contrary, commencing with Car and Hotel Bookings as of January 1, 1997, WORLDSPAN agrees to prepare and deliver to MICROSOFT and/or its designated service provider reasonably approved by WORLDSPAN, a report showing the Car and Hotel Bookings made through MICROSOFT System during the preceding calendar month (the “Booking Report”).  The Booking Reports shall be delivered not more than ten (10) days following the end of the month in which the Car and Hotel Bookings occurred.  Each Booking Report shall be provided in printed form and on electronic media according to the following specifications: delimited text file and print file, both available for download via modem by MICROSOFT and/or its designated service provider.  Each Booking Report shall include, for each Car and Hotel Booking, the date made, name of the traveler, and such other information normally provided by WORLDSPAN to the Participating Car or Participating Hotel in connection with WORLDSPAN’s invoice for the Bookings.  WORLDSPAN shall use reasonable business efforts to obligate, where applicable, Participating Cars and Participating Hotels to pay Car and Hotel Fees to MICROSOFT instead of WORLDSPAN.  MICROSOFT understands and agrees that WORLDSPAN may directly bill certain Participating Cars and Participating Hotels for Bookings made by MICROSOFT System users. MICROSOFT shall be responsible at its expense for contracting with Travel Suppliers with regard to payment of MICROSOFT’s charges and other matters related to Bookings from the MICROSOFT System.

29.2                           With respect to Bookings made through the MICROSOFT System, the parties acknowledge that Participating Cars and Participating Hotels may agree to provide MICROSOFT with a negotiated rate agreed upon by MICROSOFT and the applicable Travel Supplier (“Negotiated Car and Hotel Rates”) in lieu of the customary industry commissions.  MICROSOFT shall provide to WORLDSPAN a list indicating whether a Participating Car or Hotel has elected to pay a Negotiated Car and Hotel Rate on a monthly basis.  Exhibit A sets forth the Participating Cars and Participating Hotels that have agreed to pay the Negotiated Car and Hotel Rates as of the effective date of this Amendment.  WORLDSPAN shall prepare a monthly invoice based upon the list described above and the monthly Booking Report, and MICROSOFT shall pay WORLDSPAN [*] per Net Booking made by MICROSOFT System users with respect to Participating Cars and Participating Hotels that have elected to pay the Negotiated Car and Hotel Rates.  (The amount to be paid with respect to other Travel Suppliers (i.e., cruises and tours), if any, shall be determined by mutual written agreement of the parties.) Such invoiced amount shall be paid by MICROSOFT within sixty (60) days of receipt of WORLDSPAN’s invoice.  In the event a Participating Car or Participating Hotel fails to pay MICROSOFT the Negotiated Car and Hotel Rates for three (3) consecutive months, and MICROSOFT, despite using reasonable business efforts, is unable to collect any such fees, MICROSOFT will notify WORLDSPAN in writing of such uncollected amounts and the parties will discuss the appropriate next steps.  If such Participating Car or Participating Hotel continues to fail to pay MICROSOFT the Negotiated Car and Hotel Rates for an additional thirty (30) days after the date of the notice, then MICROSOFT may elect either (i) to continue to pay to WORLDSPAN the [*] per Net Booking incurred despite its inability to collect or (ii) to agree to remove the defaulting Participating Car or Participating Hotel from this Section 29.2 and to permit WORLDSPAN to directly invoice such defaulting Participating Car or Participating Hotel the standard WORLDSPAN Car or Hotel Fee in which case WORLDSPAN will refund (or otherwise offset from amounts owed by MICROSOFT to WORLDSPAN hereunder) the amounts paid to WORLDSPAN by MICROSOFT for such uncollected Bookings (provided, however, WORLDSPAN will not be required to refund any amounts where MICROSOFT fails to collect due to a marketing or other

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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arrangement with a Participating Car or Participating Hotel).

29.3                           If WORLDSPAN elects to terminate the availability of a Travel Supplier participating in the WORLDSPAN System, WORLDSPAN shall notify MICROSOFT as soon as reasonably practicable and shall use commercially reasonable efforts to make arrangements appropriate for handling the existing Bookings of such Travel Supplier made by MICROSOFT users through the WORLDSPAN System.

29.4                           WORLDSPAN and MICROSOFT reserve the right to charge Travel Suppliers for other services and products, and to modify their respective fees and charges with Travel Suppliers.  In the event that WORLDSPAN changes its Car and Hotel Fee, such change shall not affect the distribution of the fees collected by MICROSOFT from such Participating Cars or Participating Hotels as set forth in this Amendment above unless otherwise agreed to by the parties in writing.

29.5                           MICROSOFT shall make available to WORLDSPAN upon request any of its books, records and reports as are reasonably necessary to confirm the reports or statement provided by MICROSOFT hereunder.

3.                                       Payment

Section 9.2 of the Agreement is hereby deleted and replaced by the following new Section 9.2:

9.2                                 Each party shall pay all amounts due hereunder calculated pursuant to the formulas and otherwise in the manner set forth in this Agreement.  Except as otherwise specified, payment shall be made within thirty (30) days of an invoice or, where the amount owed is determined by the paying party, within sixty (60) days of the end of the month, quarter or other period to which the obligation applies.  All payments to be made to MICROSOFT shall be sent to the following address (or to such other address as MICROSOFT so designates in writing to WORLDSPAN):

Microsoft North American Collections

Attn:  Dept.  551 - Special Agreements

P.O.  Box 844505

Dallas, TX 75284-4505

4.                                       System Capacity

Section 2.1.2 of the Agreement is hereby deleted and replaced by the following new Section 2.1.2:

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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2.1.2                        To ensure reasonable capacity is available and subject to Section 3.1, WORLDSPAN shall make available to MICROSOFT processing capacity from the WORLDSPAN System according to the specifications set forth on Schedule 2.1.2 attached hereto and as otherwise provided in this Agreement.  MICROSOFT shall not have any proprietary rights in any equipment or software acquired by WORLDSPAN to provide capacity hereunder.  Once each calendar month during the term of this Agreement, MICROSOFT and WORLDSPAN agree to discuss the WORLDSPAN System capacity available to MICROSOFT and MICROSOFT’s projections with respect to its total capacity requirements.  Based upon such meetings and projections, the parties shall implement in good faith any necessary changes mutually agreed upon, including but not limited to the WORLDSPAN System capacity and other technical issues and shall document such changes in a revised Schedule 2.1.2.  MICROSOFT and WORLDSPAN shall bear the costs and expenses associated with any expansion of capacity of the WORLDSPAN System only to the extent expressly agreed to herein by the parties in writing.

5.                                       Revenue Share; Capacity Fees.

(a)                                  Effective as of January 1, 1997, Section 11.1 of the Agreement is hereby deleted and replaced by the following new Section 11.1:

11.1.                        A.                                   As additional consideration for the promises made by WORLDSPAN in this Agreement including, but not limited to the promises regarding WORLDSPAN System capacity, MICROSOFT shall pay WORLDSPAN [*] within thirty (30) days of the signing date of this Amendment.  Additionally, MICROSOFT shall pay WORLDSPAN [*] within thirty (30) days of the signing of this Amendment.

B.                                     (i)                                     The parties agree that WORLDSPAN shall pay to MICROSOFT the base revenue share amount indicated in the attached Appendix 1 (“Base Revenue Share”) and the incentive revenue share amount indicated in the attached Appendix 1 (“Incentive Revenue Share”) with respect to all Airline Fees generated by MICROSOFT System users through the MICROSOFT System.  Within sixty (60) days after the end of each calendar month, WORLDSPAN shall furnish MICROSOFT with a statement together with payment for all amounts shown thereby to be due to MICROSOFT.  The statement shall be based upon the Base Revenue Share and the Incentive Revenue Share (together, the “Revenue Share”) for the month preceding the month then ended, and shall contain information sufficient to discern how the Revenue Share was computed.

(ii)                                  At the end of each calendar year, WORLDSPAN shall reconcile the amounts billed to and paid by Participating Airlines for Bookings made by MICROSOFT System users.  In the event a participating Airline fails to pay and WORLDSPAN, despite using

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

4

reasonable business efforts, is unable to collect Airline Fees from such Participating Airline, WORLDSPAN shall notify MICROSOFT in writing of such uncollected amounts.  Within thirty (30) days of receipt of WORLDSPAN’s notice, MICROSOFT will refund (or WORLDSPAN may set off from amounts owed by WORLDSPAN to MICROSOFT hereunder) the amounts paid to MICROSOFT by WORLDSPAN for such Bookings.  MICROSOFT shall not be required to refund any amounts where WORLDSPAN’s fails to collect due to a marketing or other arrangement with a Participating Airline.

(iii)                               Notwithstanding the foregoing, MICROSOFT and WORLDSPAN agree to discuss in good faith the revenue share that would apply in the event a significant or major airline becomes a Participating Airline.

C.                                     MICROSOFT agrees to pay to WORLDSPAN the Base Capacity Fee (as defined in Schedule 2.1.2) each month during the term of this Agreement.  The Base Capacity Fee shall be the full amount due to WORLDSPAN from MICROSOFT with respect to the provision of Base Capacity (as defined in Schedule 2.1.2).  The Base Capacity Fee may be adjusted in accordance with the provisions set forth in Schedule 2.1.2.  Additionally, MICROSOFT agrees to reimburse WORLDSPAN for the charges incurred by WORLDSPAN with respect to direct communication lines and frame relay access devices (each party is responsible for its own installation and ongoing costs of circuits and equipment necessary to connect such party’s facilities to the local exchange carrier’s termination of the frame relay circuits) that are requested by MICROSOFT through its Product Unit Manager for the Travel Group (“Direct Communication Fees”) and to pay the direct costs related to terminal addresses used in connection with the MICROSOFT System by MICROSOFT’s fulfillment partner (“Fulfillment Partner Fees”).  WORLDSPAN shall invoice MICROSOFT for the Base Capacity Fee, the Direct Communication Fees, and the Fulfillment Partner Fees on a monthly basis and shall also include a written report of the PS Rate for the applicable month and a summary of number of sessions used by MICROSOFT in connection with the MICROSOFT System.  MICROSOFT shall pay the invoiced amount within thirty (30) days after receipt of the invoice.

D.                                    WORLDSPAN shall make available to MICROSOFT upon request any of its books, records and reports as are reasonably necessary to confirm the reports or statements provided by WORLDSPAN hereunder.

(b)                                 Section 11.2 of the Agreement is hereby deleted and replaced with the following new Section 11.2:

11.2                           Other than payments made by MICROSOFT for Additional Development Services and the amounts to be paid by MICROSOFT and

5

WORLDSPAN, if any, pursuant to new Sections 11.1 and 29, MICROSOFT and WORLDSPAN agree that each shall bear its own expenses incurred in the performance of this Agreement.  Not later than June 1, 1999, the parties shall begin to confer for the purpose of determining the need for making any change to the financial aspects of this Agreement for the period after September 30, 1999, principally the sharing of revenues received by WORLDSPAN from Travel Suppliers for Bookings generated by MICROSOFT System users and expenses incurred by WORLDSPAN in excess of the anticipated expenses.  If the parties are unable to agree to an arrangement for the period after September 30, 1999, the Agreement shall continue according to the terms in effect on September 30, 1999, subject to each party’s rights in Section 7.2 of this Agreement.

6.                                       Confidentiality

The terms and conditions contained in this Amendment shall be considered Confidential Information in accordance with Section 12 of the Agreement.

7.                                       Other Products and Services.

With respect to other products and services through which MICROSOFT may desire to use WORLDSPAN System, including but not limited to, certain private label products, the parties will discuss in good faith how such products and services may be included under the terms of this Agreement.

8.                                       Other Agreements

(a)                                  Use of WORLDSPAN Logo.  MICROSOFT agrees that it will include the WORLDSPAN Wired logo on the bottom of the MICROSOFT Expedia home page.  Placement and size of the logo will be determined by MICROSOFT, however MICROSOFT will use its best efforts to feature the WORLDSPAN logo in a manner similar to the presentation of any other third party logo featured on the MICROSOFT Expedia home page.

(b)                                 Updated Hotel Data.  WORLDSPAN agrees, on at least a monthly basis until September 30, 1999, to continue to provide and license to MICROSOFT, subject to Section 4.3 of the Agreement, updated pricing information and data regarding hotel and other lodging services.  WORLDSPAN shall not be obligated to provide any such pricing information and data supplied by third parties where WORLDSPAN’s agreement with such third party prohibits providing such data to MICROSOFT or for which WORLDSPAN is required to pay a fee and the provision of such pricing information and data is subject to the disclaimer of warranty set forth in Section 28 of the Agreement.  Additionally, pursuant to the Section 4.3 of the Agreement, MICROSOFT has updated certain information and data regarding hotel and other lodging services received from WORLDSPAN as of the Effective Date of this Amendment (“Updated Hotel Data”).  MICROSOFT hereby grants to WORLDSPAN a perpetual, nonexclusive, royalty-free

6

worldwide license and right to: (i) develop, market, sell, make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, and sell such Updated Hotel Data on printed, electronic or other fixed media, and to sublicense any or all of the foregoing rights, including the right to sublicense such rights to third parties; and (ii) create, develop, market, distribute, transmit, license, sub-license and sell such Updated Hotel Data.  WORLDSPAN, ON BEHALF OF ITSELF, ITS SUBSIDIARIES, AFFILIATES AND SUBSCRIBERS, ACKNOWLEDGES AND AGREES THAT NEITHER MICROSOFT, ITS AFFILIATES, NOR ITS AGENTS WARRANTS THE ACCURACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE UPDATED HOTEL DATA.  WORLDSPAN FURTHER ACKNOWLEDGES AND AGREES THAT MICROSOFT, ITS AFFILIATES, AND AGENTS DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE UPDATED HOTEL DATA.  To the extent that MICROSOFT, in its sole discretion, updates or modifies the Updated Hotel Data from the Effective Date until September 30, 1999, MICROSOFT agrees to provide such updates or modifications to the Updated Hotel Data to WORLDSPAN without cost.  MICROSOFT shall not be obligated to provide any Updated Hotel Data supplied by third parties where MICROSOFT’s agreement with such third party prohibits providing such data to WORLDSPAN or for which MICROSOFT is required to pay a fee.

(c)                                  Minimum Performance Functionality.  From the Effective Date of this Amendment through September 30, 1999, WORLDSPAN agrees to provide the same or comparable significant functionality tools and features (such as a ticketless functionality) as other computer reservation systems.  So long as WORLDSPAN complies with the foregoing, MICROSOFT agrees that it will maintain from the Effective Date of this Amendment through September 30, 1999; on a calendar quarterly basis, at least [*] CRS booking share from Expedia North America on the WORLDSPAN System.  At any time after MICROSOFT enters into an agreement with another computer reservation system for [*], MICROSOFT shall provide WORLDSPAN with a quarterly report that details bookings made by Expedia North American users.  In the event MICROSOFT does not maintain at least a [*] CRS booking share from Expedia North America on the WORLDSPAN System, the amounts otherwise payable to MICROSOFT pursuant to Section 5 of this Amendment and Appendix 1 shall be reduced by [*].

9.                                       Effective Date

Except as provided in this Amendment or the schedules, the provisions of this Amendment shall be effective as of the date specified in the preamble to this Amendment.

10.                                 Continuation of Agreement

Except as provided in this Amendment, the Agreement shall continue in full force and effect.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the date first above written.

MICROSOFT CORPORATION		WORLDSPAN, L.P.

By:	/s/ John Neilson	By:	/s/ Mike Buckman

Print Name:	John Neilson	Print Name:	Mike Buckman
Title: Vice President		Title: Chief Executive Officer

Date : 6-16-97

8

SCHEDULE I

DEFINITIONS RELATING TO THE AMENDMENT TO THE

CRS MARKETING, SERVICES AND DEVELOPMENT AGREEMENT

“Airline Fee” means the fee charged by WORLDSPAN to a Participating Airline for Bookings and other transactions made through the WORLDSPAN System by MICROSOFT System users.

“Base Capacity” has the meaning set forth in Schedule 2.1.2.

“Base Capacity Fee” has the meaning set forth in Schedule 2.1.2.

“Base Revenue Share” has the meaning set forth in Section 5 of the Amendment.

“Booking” means a reservation, electronic message or other transaction made through the WORLDSPAN System with respect to a Travel Supplier for which WORLDSPAN charges a fee.

“Booking Report” has the meaning set forth in Section 2 of the Amendment.

“Car and Hotel Booking” means a reservation or other transaction made through the WORLDSPAN System with respect to a Participating Car or Participating Hotel for which WORLDSPAN charges a fee.

“Car and Hotel Fee” means the fee charged by WORLDSPAN to Participating Cars and Participating Hotels for Bookings and other transactions made through the WORLDSPAN System by MICROSOFT users.

“Direct Communication Fees” has the meaning set forth in Section 5 of the Amendment.

“Fulfillment Partner Fees” has the meaning set forth in Section 5 of the Amendment.

“Incentive Revenue Share” has the meaning set forth in Section 5 of the Amendment.

“Negotiated Car and Hotel Rates” has the meaning set forth in Section 2 of the Amendment.

“Net Booking” means the total number of Bookings generated for a Travel Supplier by a MICROSOFT System user during a calendar month, minus the cancellations accepted by WORLDSPAN for such Travel Supplier.

“Off-Peak Time” has the meaning set forth in Schedule 2.1.2.

“Off-Peak Power Shopper Factor” or “Off-Peak PS Factor” has the meaning set forth in Schedule 2.1.2.

9

“Participating Airline” means an airline that is a party to an agreement with WORLDSPAN for participation in the WORLDSPAN System and which pays WORLDSPAN Airline Fees.

“Participating Car” means a single company or facility that rents or leases cars or other vehicles, a chain of such companies, or an entity representing a group of car or other vehicle rental facilities that is a party to an agreement with WORLDSPAN for participation in the WORLDSPAN System and which pays WORLDSPAN a fee.

“Participating Hotel” means a single hotel or other lodging facility, chain of hotels or lodging facility, or entity representing a group of hotels or lodging facilities, that is a party to an agreement with WORLDSPAN for participation in the WORLDSPAN System and which pays WORLDSPAN a fee.

“Peak Time” has the meaning set forth in Schedule 2.1.2.

“Peak Power Shopper Factor” or “Peak PS Factor” has the meaning set forth in Schedule 2.1.2.

“Power Shopper Rate” or “PS Rate” has the meaning set forth in Schedule 2.1.2.

“Revenue Share” has the meaning set forth in Section 5 of the Amendment.

“Segment” means each passenger leg created in a passenger name record booked in the WORLDSPAN System by a MICROSOFT System user less cancellations.

“Updated Hotel Data” has the meaning set forth in Section 8 of the Amendment.

“WORLDSPAN Sessions” has the meaning set forth in Schedule 2.1.2.

10

SCHEDULE 2.1.2

CAPACITY REQUIREMENTS

1.                                       Base Capacity; Base Capacity Fees.

The table below sets forth the initial base capacity that WORLDSPAN will provide to MICROSOFT as measured by a Power Shopper Rate (during both Peak and Off-Peak Times) for each identified usage by the MICROSOFT System.  MICROSOFT may change the initial base capacity pursuant to Section 2 of this Schedule 2.1.2, and the base capacity at any time during the term is defined herein as “Base Capacity”.

In consideration for the Base Capacity, MICROSOFT will pay the total Base Capacity Fees indicated in the table below on a monthly basis in accordance with Section 5(a) of the Amendment.  MICROSOFT will receive a [*] discount from the Base Capacity Fee in any month if (and subject to Section 3.1 of the Agreement) i) WORLDSPAN provides a substantive, accurate response to MICROSOFT’s processor [*] of the time during the month, or (ii) WORLDSPAN fails to provide the Base Capacity in any period (excluding any downtime) during the month.

If MICROSOFT decides to change the level of Base Capacity (in accordance with the procedure outlined in Section 2 below), the Base Capacity Fees will be increased or decreased, as applicable, by [*] per WORLDSPAN Session (SMI/ST/DIR) per month as a result of the requested change in Base Capacity.  The table below indicates the additional fee that will be incurred by MICROSOFT for one additional Power Shopper message per second that may be requested by MICROSOFT.  Any changes to Base Capacity will be billed effective as of the first day of the month such change is implemented by WORLDSPAN.

If MICROSOFT exceeds the indicated Base Capacity by [*] or less for any given minute during the month, then MICROSOFT will pay to WORLDSPAN the applicable Base Capacity Fee.  If MICROSOFT exceeds the indicated Base Capacity by [*] or less but more than [*] for any given minute during the month, then MICROSOFT will pay to WORLDSPAN the applicable Base Capacity Fee and the pro-rated portion of the Base Capacity Fee for the amount of capacity used in excess of Base Capacity.  If MICROSOFT exceeds the indicated Base Capacity by more than [*] for any given minute during the month, then MICROSOFT will pay to WORLDSPAN the applicable Base Capacity Fee, the pro-rated portion of the Base Capacity Fee for the amount of capacity used in excess of Base Capacity, and the penalty fee indicated in the “Penalty” column of the Table.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

11

Microsoft Base Capacity Table

[*]

2.                                       Procedure for Changing Base Capacity.

MICROSOFT may from time to time during the term of this Agreement request changes to Base Capacity.  Changes to Base Capacity may be requested only by the MICROSOFT Product Unit Manager for the Travel Group to the WORLDSPAN Product Specialist - Expedia.  Requests must be made by email, fax or letter.  MICROSOFT will pay for expanded capacity only to the extent requested by MICROSOFT.

WORLDSPAN shall provide the requested changes to the Base Capacity on the following schedule, provided however that MICROSOFT may not request a change of more than [*] Power Shopper messages per second at any one time:

•                                          within two (2) weeks after receiving notice for a less than [*] increase or decrease (based upon the total Power Shopper messages per second or sessions for the MICROSOFT System) for existing SMI/ST/DIR sessions.

•                                          within sixty (60) days after receiving notice for a more than [*] increase or decrease (based upon the total Power Shopper messages per second or sessions for the MICROSOFT System) for an existing SMI/ST/DIR sessions.

•                                          within sixty (60) days after receiving notice for a new SID.

Notwithstanding the above schedule, WORLDSPAN will only be required to provide a change in Base Capacity that equals [*] per second (or more) within sixty (60) days after receiving notice of the request.  Additionally, WORLDSPAN shall not be required to provide to MICROSOFT more than [*] Power Shopper messages per second in connection with the uses by the MICROSOFT System as set forth in the above Table (or subsequent versions of the Table).  The parties agree to discuss in good faith applicable capacity issues in the event MICROSOFT desires to obtain more than [*] Power Shopper messages per second in connection with the uses of the MICROSOFT System as set forth in the above Table (or subsequent versions of the Table).  WORLDSPAN may reject messages from the MICROSOFT System to the extent that capacity for any given minute during the month exceeds the indicated Base Capacity by more than [*] if it causes a denigration of the WORLDSPAN System.

3.                                       Other Requirements

In connection with providing Base Capacity, WORLDSPAN agrees to configure its Power Shopper capacity to accept a Power Shopper message for each SMI session. MICROSOFT will be responsible for appropriately “throttling” the Power Shopper messages per second rate to its associated Base Capacity.  Additionally, WORLDSPAN will provide [*] two test labs on the WORLDSPAN test systems for customer test as a cost of doing business and will not be used in billing calculations.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

12

Current WORLDSPAN capacity configuration may be adjusted at MICROSOFT’s request per Section 2 above (i.e.  - [*] sessions can be changed to [*] sessions).

[*]

4.                                       Capacity Meetings and Reports.

WORLDSPAN will provide the following information and reports to MICROSOFT on a monthly basis prior to the capacity meetings described in Section 4 of the Amendment:

[*]

5.                                       Changes to Schedule 2.1.2.  The parties may revise and amend this Schedule 2.1.2 from time to time during the term of the Agreement.  Any amended Schedule 2.1.2 must be signed by both parties and attached to the Agreement.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

13

6.                                       Definitions.

Subject to Section 1 of the Amendment, the following are the defined terms for the purposes of this Schedule 2.1.2:

“Base Capacity” means the PS Rate supported by WORLDSPAN for the MICROSOFT System.

“Base Capacity Fees” means the fees set forth in the Microsoft Base Capacity Table in Section 1 of this Schedule 2.1.2.

“Off-Peak Time” means 19:00 Eastern Time - 7:00 Eastern Time.

“Power Shopper” or “PS” means the functionality provided through the WORLDSPAN System to permit a user to automatically retrieve the lowest priced travel option as more fully defined in the document entitled “WORLDSPAN Super Transaction Implementation Guide” as modified on November 13, 1995.

“Peak Time” means 07:00 Eastern Time - 19:00 Eastern Time.

“Power Shopper Rate” or “PS Rate” means the number of PS requests received by WORLDSPAN from the MICROSOFT System per second averaged over a fixed one minute period.

“WORDSPAN Sessions” means the total of SMI sessions, ST sessions and DIR sessions requested by MICROSOFT that are connected to the production WORLDSPAN TPF system.

“Peak Power Shopper Factor” or “Peak PS Factor” = [*]

“Off-Peak Power Shopper Factor” or “Off-Peak PS Factor” = [*]

(Note - Peak and Off Peak Power Shopper Factor are determined from the current MICROSOFT configuration of PS enabled sessions for the MICROSOFT US Expedia product.)

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

14

APPENDIX I

REVENUE SHARE MATRIX

The Revenue Share payable by WORLDSPAN to MICROSOFT shall consist of a Base Revenue Share and an Incentive Revenue Share.

The Base Revenue Share of Airline Fees shall be based on the number of Power Shopper messages per net Segment per month.  The “Base Revenue Share” column indicates that percentage amount of Airline Fees that will be paid by WORLDSPAN to MICROSOFT in accordance with Section 5 of the Amendment from dollar one.

Power Per Net	Shopper Segment	Message Per Month	Base Revenue Share

35.01	And	Above	Renegotiate
30.01		35.00
29.01		30.00
28.01		29.00
27.01		28.00
26.01		27.00
25.01		26.00
23.01		25.00
21.01		23.00
19.01		21.00
17.01		19.00
15.01		17.00
13.01		15.00
11.01		13.00
9.01		11.00
7.01		9.00
5.01		7.00
Below		5.01

15

The Incentive Revenue Share shall be based on the number of net Segments generated by MICROSOFT System users each month.  The Incentive Revenue Share column indicates the percentage of Airline Fees that will be paid by WORLDSPAN to MICROSOFT on an incremental basis.

[*]

For example, and subject to the limitation in the next paragraph, if the net Segments for a particular month total [*], WORDSPAN will pay Microsoft an incentive Revenue Share equal to [*] for net Segments that exceed [*] but are less than [*] plus [*] for net Segments that exceed [*] but are less than [*].

The maximum Revenue Share of Airline Fees to be paid by WORLDSPAN to MICROSOFT on a monthly basis shall not exceed [*]

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

16

EXHIBIT A

List of Participating Hotels and Participating Cars Paying Negotiated Car and Hotel Rates

Participating Hotels:

OWNED BY	CODE	HOTEL CHAIN/COMPANY
UTELL	UI	UTELL
UTELL	IG	INSIGNIA RESORTS
UTELL	TI	MOUNT CHARLOTTE
UTELL	BS	STAKIS HOTELS
UTELL	MV	MIRVAC HOTEL GROUP
UTELL	HE	HELMSLEY HARLEY
UTELL	WK	WARWICK HOTELS
UTELL	WX	WEST COAST HOTELS
UTELL	ED	DISNEYLAND PARIS HOTELS
UTELL	BC	COPTHORNE
UTELL	XL	SUMMIT
UTELL	AN	ANA
UTELL	AZ	AIRCO
UTELL	GT	GOLDEN TULIP
LEXINGTON SERVICES	LM	LEXINGTON SERVICES
LEXINGTON SERVICES	HV	HARVEY
PROMUS		PROMUS
PROMUS	HX	HAMPTON INN
PROMUS	HG	HOMEWOOD SUITES
PROMUS	ES	EMBASSY SUITES
VIP RESERVATIONS	VP	VIP RESERVATIONS
VIP RESERVATIONS	AS	ALL SUITES HOTELS
TSR		TSR
TSR	SU	SOUTHERN SUN
TSR	AH	ASTON
TSR	CE	SUISSE CHALET
TSR	SJ	SIGNATURE INNS
TSR	DA	DORAL HOTELS AND RESORTS
TSR	NY	MANHATTAN EAST SUITES
TSR	FA	FAIRMONT
TSR	RH	REGISTRY
TSR	CM	CAMINO REAL
TSR	JH	JUMER
TSR	MR	MORGANS GROUP
TSR	PL	PARK LANE
TSR	MO	MANDARIN ORIENTAL
TSR	KC	KIMPTON HOTELS GROUP
TSR	FH	FIESTA AMERICANA
TSR	FL	FIMOTEL
TSR	FT	GRANDE DEVERE
TSR	OO	CROWN STERLING SUITES
TSR	LX	SMALL LUXURY
HRI LEADING HOTEL	LW	HRI LEADING HOTEL
HRI LEADING HOTEL	OB	OBEROI GROUP
HRI LEADING HOTEL	DC	DATALEAD
HRI LEADING HOTEL	HS	HIS RESERVATIONS
HRI LEADING HOTEL	SL	SWISSOTELS
HRI LEADING HOTEL	KI	KEMPINSKI
HRI LEADING HOTEL	UR	ULTIMATE RESORTS
HRI LEADING HOTEL	PW	PRIMA RESERVATIONS
CONSORT HOTELS	CN	CONSORT HOTELS
HOT KEY INTERNATIONAL	HK	HOT KEY INTERNATIONAL
RADISSON	RD	RADISSON
RADISSON	CX	COUNTRY INN AND SUITES
RADISSON	CS	COLONY RESORTS
SRS STEIGENBERGER	SR	SRS STEIGENBERGER
SUPRANATIONAL	SX	SUPRANATIONAL
ELECTRONIC REPRESENTATION	ER	ELECTRONIC REPRESENTATION
SVCS		SVCS
ELECTRONIC REPRESENTATION	SS	SUMMERFIELD SUITES
SVCS
HILTON USA	HH	HILTON USA
RED ROOF INNS	RF	RED ROOF INNS
HILTON INTERNATIONAL	HL	HILTON INTERNATIONAL
ROMANTIK HOTELS	RM	ROMANTIK HOTELS
DOUBLETREE	DT	DOUBLETREE
JARVINEN ASSOCIATES	JA	JARVINEN ASSOCIATES
PREFERRED	PH	PREFERRED
ROBERT F WARNER	RW	ROBERT F WARNER
WESTIN	WI	WESTIN
HOTEL CONNECT SERVICES	AI	HOTEL CONNECT SERVICES
RED LION	RL	RED LION
TREFF HOTELS	TX	TREFF HOTELS
INTERNATIONAL TRAVEL	TS	INTERNATIONAL TRAVEL
SHILO INNS	BP	SHILO INNS
MARITIM	MM	MARITIM
OMNI	OM	OMNI
OMNI	AV	AMBASSADOR SUITES
NIKKO	NK	NIKKO
QUEENSLINE RESERVATIONS	QL	QUEENSLINE RESERVATIONS
OUTRIGGER	OR	OUTRIGGER
INTOURTRANS HOTELS	IN	INTOURTRANS HOTELS
INTOURTRANS HOTELS	PF	PAN PACIFIC
INTOURTRANS HOTELS	SV	SAROVA
ADAMS MARK	AM	ADAMS MARK
INTEREUROPE HOTELS	IE	INTEREUROPE HOTELS
WESTMARK HOTELS	WM	WESTMARK HOTELS
PRINCESS	PI	PRINCESS
OKURA HOTELS	OC	OKURA HOTELS
TRUST INTERNATIONAL	TR	TRUST INTERNATIONAL

Participating Cars:

Advantage Rent A Car

17

Amendment No. 2
to CRS Marketing, Services and Development Agreement

This Amendment No.  2 to the CRS Marketing, Services and Development Agreement (the “Amendment”) is entered into as of July 27, 1998 (the “Amendment Effective Date”) by and between Microsoft Corporation, a Washington corporation (“Microsoft”) with its principal office at One Microsoft Way, Redmond, Washington 98052, and WORLDSPAN, L.P., a Delaware limited partnership (“WORLDSPAN”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339.

Recitals

Microsoft and WORLDSPAN are parties to that certain CRS Marketing, Services and Development Agreement dated December 15, 1995, as amended by the parties pursuant to that certain Amendment No.  1 dated January 1, 1997 (collectively, the “Agreement”).

Microsoft and WORLDSPAN seek to modify the Agreement as set forth herein to provide an additional avenue for mutual cooperation wherein WORLDSPAN will encourage certain travel suppliers to join the Microsoft Expedia Associates Program, and WORLDSPAN and Microsoft will share WORLDSPAN revenues created from travel bookings deriving from customers who access Expedia (and WORLDSPAN) via the web sites of such new Associates.

Now, therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Agreement

1.                                       Definitions

Terms in capitalized form used in this Amendment shall have the meanings set forth in Schedule I of this Amendment or in the text of this Amendment.  Terms in capitalized form not defined in Schedule I or in the text of the Amendment shall have the meanings set forth in the Agreement.

2.                                       Revenue Share; Capacity and SID Fees

A new Section 11.3 is hereby added to the Agreement to provide as follows:

11.3.                        WORLDSPAN Expedia Associates Program

A.                                   Notwithstanding anything to the contrary in this Section 11, effective as of the Amendment Effective Date, the parties agree that all Airline Fees generated with respect to WORLDSPAN/EAP Bookings shall be shared [*] by the parties.  The revenue share matrix set forth in Appendix 1 of Amendment No. 1 shall not apply to WORLDSPAN/EAP Bookings.  In addition, the additional fees charged by WORLDSPAN as referred to in Section 30.6 herein shall be reported to Microsoft, but this

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

revenue will not be shared.

B.                                     Within sixty (60) days after the end of each calendar month, WORLDSPAN shall furnish Microsoft with a statement regarding, and full payment for, all amounts due to Microsoft pursuant to subsection A above.  WORLDSPAN shall be responsible for tracking the source of all its Bookings to enable the parties to determine which Bookings qualify as WORLDSPAN/EAP Bookings subject to Section 1l.3.  A above.  At the end of each calendar year, WORLDSPAN shall reconcile the amounts billed to and paid by WORLDSPAN Expedia Associates.  In the event a WORLDSPAN Expedia Associate fails to pay and WORLDSPAN, despite using reasonable business efforts, is unable to collect Airline Fees from such WORLDSPAN Expedia Associate, WORLDSPAN will deduct [*] of the amount not collected from such WORLDSPAN Expedia Associate from amounts otherwise owed by WORLDSPAN to Microsoft.

C.                                     The parties further acknowledge and agree that, with respect to all WORLDSPAN/EAP Bookings, there shall be no Incentive Revenue Share payable to either party.

D.                                    Capacity for WORLDSPAN/EAP Bookings shall be provided by WORLDSPAN and paid by Microsoft in accordance with Schedule 2.1.2 of Amendment No.  1.

E.                                      In the event WORLDSPAN EAP Air Bookings exceed [*] per month in any month during the first year following the Amendment Effective Date, Microsoft shall arrange and pay for up to [*].  WORLDSPAN shall use such tickets as incentives to be provided to WORLDSPAN employees (and their guests) who market Expedia to Eligible Customers.

F.                                      Microsoft agrees to process any and all WORLDSPAN Expedia Associates’ car and hotel bookings, reservations and other transactions via the WORLDSPAN System, regardless of whether Microsoft uses any other CRS to process such car and hotel bookings reservations or other transactions for other providers.

3.                                       WORLDSPAN Marketing of Expedia Associate Program

A new Section 30 shall be added to the Agreement to provide as follows:

30.                                 Marketing of Expedia Associate Programs; WORLDSPAN Contacts

30.1                           During the term of this Agreement, WORLDSPAN may initiate Marketing Contacts with any Eligible Customers for purposes of encouraging such Eligible Customers to sign the EAP Agreement.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

WORLDSPAN shall not entertain any discussions with the Excluded Carriers regarding the Expedia Associate Program without first receiving written permission from Microsoft, even in the event such an Excluded Carrier contacts WORLDSPAN for information regarding the EAP Program; in such case, WORLDSPAN shall promptly refer such entities to Microsoft.

30.2                           Microsoft agrees that for six (6) months starting with the Amendment Effective Date, Microsoft shall not itself make contacts with airlines who are Eligible Customers, nor authorize any third party other than WORLDSPAN to make such contacts, for the purposes of having such Eligible Customers sign EAP Agreements for U.S.  and Canada points of sale.  Microsoft may decide, in its sole discretion, to extend the foregoing period longer than six (6) months.

30.3                           WORLDSPAN may disclose the terms of the EAP Agreement in Marketing Contacts to potential WORLDSPAN Expedia Associates, and may show such Agreement to the potential WORLDSPAN Expedia Associate and allow a duplicate to remain in the possession of such potential Associate. WORLDSPAN shall present interested parties with all information necessary to contact a designated Microsoft representative to pursue signing the EAP Agreement.  If the WORLDSPAN candidate signs an EAP Agreement, then if the candidate so agrees.  Microsoft shall provide WORLDSPAN a copy of the signed EAP Agreement, subject to nondisclosure obligations.

30.4                           In the event a WORLDSPAN Marketing Contact results in the delivery of a WORLDSPAN MTT Customer to Microsoft or the conversion of an Expedia Associate to an MTT Customer.  Microsoft shall pay WORLDSPAN [*] of the initial, one-time license fee (first year only) Microsoft may receive from such WORLDSPAN MTT Customer.  To the extent a WORLDSPAN Marketing Contact results in the WORLDSPAN candidate becoming a WORLDSPAN Expedia Associate prior to becoming a WORLDSPAN MTT Customer, the compensation provisions regarding WORLDSPAN Expedia Associates shall apply.  WORLDSPAN shall not have the right to receive a copy of signed Microsoft Travel Technology agreements.

30.5                           In no event shall either party be considered, or represent itself, as an agent of the other.  Both parties agree that WORLDSPAN is an independent contractor providing sales services to Microsoft and that WORLDSPAN has no authority to enter into any obligations, make any representations or warranties or negotiate any agreements on Microsoft’s behalf.  Similarly, Microsoft has no authority to enter into any obligations, make any representations or warranties or negotiate any agreements on WORLDSPAN’s behalf.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

30.6                           Initially, the parties agree that WORLDSPAN may charge (or discount or waive) WORLDSPAN fees to Eligible Customers to complete a Marketing Contact, in addition to any other compensation owed by the WORLDSPAN Expedia Associate to Microsoft or WORLDSPAN under the EAP Agreement or under the WORLDSPAN Expedia Associate’s billing arrangements with WORLDSPAN.  The parties shall reexamine such additional WORLDSPAN fees within six (6) months of the Amendment Effective Date, and WORLDSPAN shall be permitted to continue such fees after six (6) months only if the parties so agree in writing.  Notwithstanding the foregoing, WORLDSPAN retains exclusive control over the identity of and the terms of its agreements with Travel Suppliers.

30.7                           The parties agree that the WORLDSPAN “wired” logo shall appear on WORLDSPAN Expedia Associates’ web sites in substantially the same form as set forth in Exhibit B.

30.8                           In the event that traffic generated by WORLDSPAN Expedia Associates makes Microsoft exceed the capacity provided under Schedule 2.1.2 of Amendment 1, Microsoft may restrict the ability of users referred by WORLDSPAN Expedia Associates to make searches and bookings on Expedia, unless WORLDSPAN agrees in writing to provide additional capacity to accommodate the WORLDSPAN Expedia Associates users.

4.                                       WORLDSPAN Account.

A new Section 31 shall be added to the Agreement to provide as follows:

31.                                 Changing the CRS of a WORLDSPAN Expedia Associate.

Microsoft agrees not to switch the processing of WORLDSPAN bookings, reservations or other transactions for any WORLDSPAN Expedia Associate to any other CRS during the initial term of the WORLDSPAN Expedia Associate’s EAP Agreement, and for twelve (12) months after such initial term.  Notwithstanding the foregoing, twenty-four (24) months after the effective date of the EAP Agreement for any WORLDSPAN Expedia Associate, Microsoft may switch the WORLDSPAN Expedia Associate’s WORLDSPAN EAP Bookings to another CRS.

5.                                       Territory.

The term “Territory” as defined in Schedule 1 of the Agreement is hereby revised to provide as follows:

“Territory” means the entire world.

The parties agree that, along with this change of the definition of “Territory,” the second and third sentences of Section 4.3 of the Agreement are deleted, and Microsoft may market and advertise the availability of travel services via Expedia in the applicable countries within TC3 as it does in the rest of the Territory.

6.                                       Fare Guarantee

A new Section 32 shall be added to the Agreement to provide as follows:

32.                                 Fare Guarantee.

A                                      Beginning August 1, 1998, WORLDSPAN guarantees that the prices available to Expedia for any itinerary for a scheduled airline flight or flights will be correctly calculated according to applicable fare rules.  In the event that any carrier issues to Microsoft or its authorized representative a debit memo or other charge for any fare that is not correct, WORLDSPAN shall promptly either pay the amount of such memo or charge directly to the carrier, or reimburse Microsoft.

B.                                     This guarantee by WORLDSPAN shall be subject to the following terms:

1.                                       The price must be based upon published fares in the WORLDSPAN System.

2.                                       he guarantee applies only to reservations made on the scheduled flights of WORLDSPAN Participating Carriers and through one of the predetermined SIDs, for Microsoft Expedia in Great Britain, Germany, France and Australia.  Other countries may be added upon the mutual written consent of both parties.

3.                                       The price must be autopriced by Power Shopper or other standard WORLDSPAN System facility such as, but not limited to, entries 4P or 4PLFB.  The guarantee does not apply to other pricing methods such as agent assist price or rate desk price, unless the fare has been approved before booking by a WORLDSPAN representative.

C.                                     Any fare quoted by the WORLDSPAN System will remain valid for ticketing until midnight the day following the day the reservation is made.  For purposes of determining when a reservation is made, the time zone of the SID for a particular country shall apply rather than the time zone for the Point of Sale.  WORLDSPAN will establish SID location per Microsoft direction.

D.                                    If Microsoft receives a debit memo or otherwise is advised that a price subject to this guarantee is not correct, Microsoft shall promptly forward such memo or item to WORLDSPAN.  WORLDSPAN shall promptly investigate and, where the price is guaranteed according to this Agreement, pay the airline the amount of the charge or, reimburse Microsoft.  WORLDSPAN will use commercially reasonable efforts to provide Microsoft a written report by the fifteenth day of each calendar month with respect to the handling of charges referred by Microsoft during the previous month.

E.                                      WORLDSPAN may terminate this Section 32 in its sole discretion without penalty or reimbursement with ninety (90) days written notice to Microsoft.

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement.

MICROSOFT CORPORATION	WORLDSPAN, L.P.

/s/ Simon Breakwell	/s/ Jeff Hoffman
By	By

Simon Breakwell	JEFF HOFFMAN
Name (Print)	Name (Print)

Group Manager	VICE PRESIDENT
Title	Title

7/30/98	7/27/98
Date	Date

Schedule 1

Definitions

“Co-Branded Pages” means the Web pages to be developed and maintained within Expedia by MS pursuant to the terms of the EAP Agreement and incorporating the branding of both MS and the WORLDSPAN Expedia Associate.

“EAP” means the Microsoft Expedia Associate Program, the terms and conditions of which are set forth in the EAP Agreement.

“EAP Agreement” means an agreement executed between Microsoft and a Eligible Customer that is substantially in the form attached hereto as Exhibit A.

“Eligible Customers” means any airline (not on the Excluded Carrier list—Schedule 2) offering U.S.  or Canadian Point of Sale, which are customers of WORLDSPAN at WORLDSPAN’s “direct access,” “direct sell,” or “airline source” level (referring to the level of access into their reservation database for purposes of online booking via WORLDSPAN).  Microsoft may add additional categories of companies to the definition of Eligible Customers by providing written notice to WORLDSPAN.

“Excluded Carriers” means those airline carriers listed in Schedule 2 hereto.

“Expedia” means the software code, informational databases, products, and other components that make up Microsoft’s service to enable such end users to shop for, reserve, book (including, at a minimum, air travel, hotel accommodations, and car rentals) and pay for certain travel services via a personal computer (or other interactive device) connected to the Internet or other network.  Microsoft currently offers such service on the Web under the name “Expedia,” but such name may change from time to time and the term “Expedia” as used herein shall be deemed to refer to all future versions of the above-described online service, regardless of the name under which it is offered from time to time, and includes without limitation any and all additional, follow-on, successor or replacement versions of such service.

“Marketing Contact” means any sales call or other contact initiated by WORLDSPAN with a Eligible Customer in which WORLDSPAN explains and markets Microsoft’s EAP program or MTT program, and persuades such potential EAP Associate or MTT Customer to contact a designated Microsoft liaison with the intention of entering into the EAP Agreement or MTT license agreement.

“Microsoft Travel Technology” means the computer software and other technology that provides the travel booking functionality for Expedia.

“Point of Sale” means the location of an Expedia user making a Booking on Expedia, determined by the billing address of the credit card the end user uses to make the booking.

“SID” shall mean a WORLDSPAN Subscriber Identification code that allows Microsoft and WORLDSPAN to identify end user traffic on Expedia as originating with a WORLDSPAN Expedia Associate.

“Web Link Page(s)” means any page(s) within the web site of a WORLDSPAN Expedia Associate that provides a hyperlink directly to a Co-Branded Page in Expedia.

“WORLDSPAN/EAP Air Booking” means a WORLDSPAN/EAP Booking for air travel tickets.

“WORLDSPAN/EAP Booking” means any reservation, electronic message or other transaction made through the WORLDSPAN System (a) for which WORLDSPAN charges a fee and (b) that is completed by a user of Expedia who has linked directly to Expedia from Web Link Page of a WORLDSPAN Expedia Associate.

“WORLDSPAN Expedia Associate” means any Eligible Customer that actually enters into an EAP Agreement with Microsoft as a direct result of a Marketing Contact.

“WORLDSPAN MTT Customer” means an Eligible Customer who, as a direct result of a Marketing Contact, enters into a license agreement with Microsoft for Microsoft Travel Technology in order to allow customers to reserve and purchase travel services via such Eligible Customer’s Web site.

Schedule 2

Excluded Carriers

United

American

Delta

Northwest

British Airways

Continental

Lufthansa

Air France

KLM

Singapore

Cathay Pacific

Iberia

Thai

America West

Varig

SAS

Exhibit A

Sample EAP Agreement

MICROSOFT CORPORATION
ASSOCIATE PROGRAM AGREEMENT

THIS AGREEMENT (“Agreement”) contains the complete terms and conditions for participation in Microsoft Expedia Associate Program (“Program”), and is made and entered into as of the later of the two signature dates below (the “Effective Date”) by and between MICROSOFT CORPORATION (“MS”), a Washington, U.S.A.  corporation, and(“Company”), a                  corporation.

1.                                       DEFINITIONS

1.1                                 “Co-Branded Pages” means (a) the Welcome Page, and(b) the Expedia Travel Agent web pages co-branded with the COMPANY logo in accordance with the specifications set forth in Exhibit 1.  Such Expedia Travel Agent web pages will be made available to users of COMPANY’s Web Site who link directly to Expedia from the COMPANY Web Link Pages.

1.4                                 “COMPANY Web Link Pages” means the pages within COMPANY Web Site as identified in Exhibit 2 that provide a hyperlink directly to a Co-Branded Page in Expedia.

1.5                                 “COMPANY Web Site” means COMPANY’s site located at [insert URL of COMPANY’S site] and any successor web site.

1.6                                 “Expedia” means the software code, informational databases, products, and other components that make up MS’ service which is marketed for use by individual end users in the United States and/or Canada to enable such end users to shop for, reserve, book (including, at a minimum, air travel, hotel accommodations, and car rentals) and pay for certain travel services via a personal computer (or other interactive device) connected to the Internet or other network.  MS currently offers such service on the Web under the name “Expedia,” but such name may change from time to time and the term “Expedia” as used herein shall be deemed to refer to all future versions of the above-described online service, regardless of the name under which it is offered from time to time, and includes without limitation any and all additional, follow-on, successor or replacement versions of such service.

1.7                                 “Expedia Logo” means the MS’ Expedia logo as set forth in Exhibit 2.

1.8                                 “Expedia Travel Agent” means the area within Expedia where Users may search for and book airline tickets, automobile rentals, and hotel rooms.

1.9                                 “User” means any person accessing the COMPANY Web Site, Expedia, or the Co-Branded Pages.

1.10                           “Welcome Page” means the first Co-branded Page (as more particularly described in Exhibit 1) that a User sees when the User links to Expedia from Company Web Link Pages.

2.                                       MS OBLIGATIONS

2.1                                 MS shall create and maintain the Co-Branded Pages of Expedia as set forth in Exhibit 1 for use by Users linking directly to Expedia from COMPANY Web Link Pages.  MS may use COMPANY’s logo and/or logo link described in Exhibit 1 in accordance with any COMPANY logo guidelines that may be set forth in Exhibit 1 or any other replacement guidelines that COMPANY may provide to MS in writing from time-to-time during the term of this Agreement.  COMPANY’s logo link on the Co-Branded Pages shall link directly back to COMPANY Web Link Pages.

2.2                                 MS shall provide COMPANY with a Uniform Resource Locator (URL) to link from COMPANY Web Link Pages to the Welcome Co-Branded Page or similar page specified in Exhibit 1.

2.3                                 MS shall provide services to users linking directly to Expedia from COMPANY Web Link Pages in accordance with MS’ then-current standard terms and conditions and standard customer service policies and procedures applying generally to users of Expedia.

2.4                                 MS shall provide COMPANY, reports that set forth the activity by users linking directly to Expedia from COMPANY Web Link Pages during the applicable month.

2.5                                 MS shall be responsible for the development, operation, and maintenance of Expedia and the Co-Branded Pages and, except as expressly set forth herein, MS will remit Fare and Tax revenue through normal agency channels.  MS shall retain all other revenues (including all advertising revenues) that are generated from Expedia, the Co-Branded Pages or related services.

2.6                                 In the event traffic on Expedia exceeds or threatens to exceed MS’ back end booking capacity, MS shall retain the right to redirect or temporarily block User searches.

3.                                       COMPANY OBLIGATIONS

3.1                                 No later than thirty(30) days after the Effective Date, COMPANY shall prominently display and maintain a persistent hyperlink (in the form indicated in Exhibit 2 or a substitute that MS may provide to COMPANY from time-to-time during the term of this Agreement) on the COMPANY Web Link Pages which shall link directly to the Welcome Page (or other Co-Branded Page) on Expedia.  If Exhibit 2 indicates that such persistent hyperlink shall be in the form of an MS logo, then the COMPANY agrees to comply with the MS logo link guidelines as set forth in Exhibit 3 or any other replacement guidelines that MS may provide to COMPANY in writing from time-to-time during the term of this Agreement.

3.2                                 COMPANY shall provide MS with all the information identified in the checklist set forth in Exhibit 1 at least seven (7) days prior to the Effective Date.

3.3                                 During the term of the Agreement, COMPANY shall use commercially reasonable efforts to actively market and promote Expedia and the services available on Expedia in order to generate the maximum number of bookings on Expedia by users of COMPANY Web Site.  During the term of this Agreement, COMPANY agrees that it will not with respect to the COMPANY Web Site, co-brand, grant a sponsorship to or promote any third-party online travel service provider other than Expedia.

3.4                                 COMPANY shall be responsible for the development, operation, and maintenance of COMPANY Web Site and for all materials that appear on COMPANY Web Site, including without limitation, as follows:

(a)                                  all technical operation of COMPANY Web Site and all related equipment;

(b)                                 all maintenance of the hyperlink(s) to Expedia as described in Exhibit 1 ; and

(c)                                  compliance with all MS trademark requirements or guidelines as defined in Exhibit 3 and Section 4 below.

3.5                                 COMPANY agrees that it shall submit the COMPANY Web Link Pages as described in Exhibit 2 (and any modifications thereof) to MS for its review and written approval prior to publishing such COMPANY Web Link Pages.  Company shall submit such materials to the MS Expedia Associate Program Product Manager for review.  In no event shall COMPANY or its agents make or extend any representation or warranty on behalf of MS with respect to Expedia or the services available therein.

4.                                       MS TRADEMARKS IN PROMOTION MATERIALS

COMPANY agrees that if it desires to use MS trademarks, logos or branding in any COMPANY promotional material then COMPANY shall first submit all marketing pieces, documentation, and other materials which contain an MS trademark, logo or branding to MS for its prior review and written approval.  Company shall submit such materials to the MS Expedia Associate Program Product Manager for review.

5.                                       OWNERSHIP OF EXPEDIA

5.1                                 MS shall own all intellectual property rights (including without limitation all copyrights, patents, trademarks and trade secrets) in connection with and in all versions of Expedia.

5.2                                 End users who use Expedia, including users who have linked to Expedia from COMPANY Web Link Pages, shall be deemed to be customers of Microsoft Expedia for all purposes with respect to such users’ actions on Expedia.  Accordingly, all Expedia terms and conditions, rules, policies and operating procedures including but not limited to policies relating to the use of customer personally identifying information, customer orders, customer service, and ticket fulfillment will apply to those customers.  MS reserves the right to change such terms and conditions, rules, policies and operating procedures at any time.

6.                                       PAYMENTS

6.1                                 Fees.

Microsoft Expedia is an accredited IATA approved agency.  COMPANY agrees to pay Microsoft Expedia normal commissions that it pays to standard agencies.

7.                                       TERM AND TERMINATION

7.1                                 The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided herein, shall continue for one (1) year after the Effective Date.

7.2                                 In the event that MS exits the online travel service business and no longer offers Expedia, MS may terminate this Agreement with written notice to COMPANY.  Additionally, in the event either party materially fails to perform or comply with this Agreement or any provision thereof, and fails to remedy the default within seven (7) days after the receipt of notice to that effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice.  Any notice of default hereunder shall be prominently labeled “NOTICE OF DEFAULT,” and if to MS, shall be copied to MS’ Law & Corporate Affairs Department, attn. U.S.  Legal Group.  The rights and remedies provided in this section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

7.3                                 Upon termination or expiration of this Agreement for any reason, COMPANY shall immediately remove any MS logo link from COMPANY Web Site Pages.

7.4                                 The following provisions shall survive termination of this Agreement: 7.3, 7.4 and 8-12.

8.                                       REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants as follows:

8.1                                 Corporate Power.  Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

8.2                                 Due Authorization.  Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

8.3                                 Binding Agreement.  This Agreement is a legal and valid obligation binding upon it and enforceable with its terms.  The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.4                                 Logos and Marks.  Such party has the full and exclusive right to grant or otherwise permit the other party to use the trademarks, logos and trade names as set forth in this Agreement, and that it is aware of no claims by any third parties adverse to any of such trademarks, logos and trade names.

The representations and warranties and covenants in this Section 8 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder.  These representations, warranties and covenants shall survive termination or expiration of this Agreement.

9.                                       LIMITATION OF WARRANTY

EXCEPT AS EXPRESSLY WARRANTED IN SECTION 8 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

10.                                 INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1                           Indemnification by COMPANY.  COMPANY shall, at its expense and MS’ request, defend any third-party claim or action brought against MS, and MS’ affiliates, directors, officers, employees, licensees, agents and independent contractors, (i) relating to COMPANY Web Site or the marketing thereof, and (ii) to the extent it is based upon a claim that, if true, would constitute a breach of a COMPANY warranty, representation or covenant set forth in this Agreement (collectively, “COMPANY Claims”), and COMPANY shall indemnify and hold MS harmless from and against any costs, damages and fees reasonably incurred by MS, including but not limited to fees of attorneys and other professionals, that are attributable to such COMPANY Claims.  MS shall provide COMPANY reasonably prompt notice in writing of any such COMPANY Claims and provide COMPANY with reasonable information and assistance, at COMPANY’s expense, to help Company to defend such COMPANY Claims.

10.2                           Indemnification by MS.  MS shall, at its expense and COMPANY’s request, defend any third-party claim or action brought against COMPANY, and its affiliates, directors, officers, employees, licensees, agents and independent contractors, (i) relating to Expedia, the Co-Branded Pages or the marketing thereof, and (ii) to the extent it is based upon a claim that, if true, would constitute a breach of a MS warranty, representation or covenant set forth in this Agreement (collectively, “MS Claims”), and MS shall indemnify and hold COMPANY harmless from and against any costs, damages and fees reasonably incurred by COMPANY, including but not limited to fees of attorneys and other professionals, that are attributable to such MS Claims.  COMPANY shall provide MS reasonably prompt notice in writing of any such MS Claims and provide MS with reasonable information and assistance, at MS’ expense, to help MS to defend such MS Claims.

10.3                           Limitation of Liability.  BOTH PARTIES AGREE THAT NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE

OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE ONLY POSSIBILITY OF SUCH DAMAGES.  UNDER NO CIRCUMSTANCES SHALL MS BE LIABLE TO COMPANY OR ANY THIRD PARTY FOR AN AMOUNT GREATER THAN THE AGGREGATE AMOUNTS PAID BY MS HEREUNDER.

11.                                 CONFIDENTIALITY; MEDIA COMMUNICATIONS

11.1                           If MS and COMPANY have entered into a Microsoft Non-Disclosure Agreement, MS and COMPANY agree that the terms of such agreement shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein.  If MS and COMPANY have not entered into a Microsoft Non-Disclosure Agreement, then each party expressly undertakes to retain in confidence and to require its agents and contractors to retain in confidence all information and know-how transmitted to such party that the disclosing party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential.  Without limiting the foregoing, all terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to either party’s attorneys and accountants on a need-to-know basis) without the prior written consent of the other party.

11.2                           MS and COMPANY agree that the initial press release or communication to the press and/or public regarding this Agreement and the parties’ relationship shall be made only after prior consultation with the other party.  Subsequent accurate press releases and other communications to the press and/or public regarding the parties’ relationship may be made by either party subject to the confidentiality obligations set forth in Section 11.1.

12.                                 GENERAL

12.1                           Governing Law; Venue; Attorneys Fees.  This Agreement shall be construed and controlled by the laws of the State of Washington, and each party further consents to jurisdiction by the state or federal courts sitting in the State of Washington.  Process may be served on either party by U.S.  Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.  If either MS or COMPANY employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, including expert witness fees.

12.2                           Force Majeure.  If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance, except for the making of payments hereunder, to the extent of such prevention, restriction or interference.

12.3                           Notices; Requests.  All notices and requests in connection with this Agreement shall be deemed given as of the day they are (i) deposited in the U.S.  mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

COMPANY:

courier address:

mailing address:

Attention:

Fax:

Phone:

with a cc to:	Corporate Legal Department

MS:	MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:	Product Manager, Expedia Travel

with a cc to:	MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:	Law & Corporate Affairs Department
Fax:	U.S. Legal Group
(425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

12.4                           Assignment.  COMPANY may not assign this Agreement, or any portion thereof, to any third party unless MS expressly consents to such assignment in writing.  For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in COMPANY’s stock, or of all or substantially all of its assets shall be deemed to be an assignment.

12.5                           Severability.  In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.  The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law.  Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

12.6                           Entire Agreement; Modification; No Offer.  The parties hereto agree that this Agreement (and the Microsoft Non-Disclosure Agreement to the extent incorporated herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.  It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of COMPANY and MS by their duly authorized representatives.  Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

12.7                           Binding Effect.  Subject to the limitations herein before expressed, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.

MICROSOFT CORPORATION	COMPANY

By (sign)	By (sign)

Name (Print)	Name (Print)

Title	Title

Date	Date

Federal Employer ID No.:

Exhibit 1

Co-Branded Pages Specifications

Expedia.com Associates Program

Partner Set-Up Information Form

Getting set up with the Expedia Associates Program is easy! The 5 simple steps below provide you with the necessary information to help you get set up.

•                                          Provide us with some basic information

•                                          Step 2: Send us your logo and a return link to your site

•                                          Step 3: Fill in the Friendship Table

•                                          Step 4: Linking to Expedia.com

•                                          Step 5: Send completed form and signed contract to Microsoft

•                                          Step 6: Microsoft sends you your Expedia Associates Program Identification Number and URLs for linking to Expedia

•                                          Step 7: How to get a free Hot Mail account to receive your monthly reports and Expedia Updates!

Please complete this document filling in blanks and checking appropriate boxes where indicated and return to Joel Ruzich at your earliest convenience.  Once this form has been completed and returned to Expedia, you will be sent back a copy of this form and an email confirmation with specific URL information. If you have any questions or comments, please do not hesitate to contact Erin Cullen, Marketing Coordinator at [425] 703-6625 or via email a-erincu@microsoft.com for assistance.

Step 1:            Provide us with Basic Information

Please fill in the blanks below:

Your Company Name	This is the name consumers will see on the Intro page (see Step 2, for sample screen shots of this page).Please limit this name to a maximum of 40 characters. Example: Blue Yonder Airways

Business Contact Name & email	Name:
Email Address:

The name & email address to receive information and notification with regards to EAP promotions, reports, member information, etc.
Example: jane@blueyonderairways.com

Monthly Report Email Address

The email address to receive your monthly performance report. Example: ken@blueyonderairways.com

Technical Contact Name & email	Name:
Email Address:

The name & email address to receive information and notification with regards to set-up and review of EAP links and pages and any technical questions.

Example: jane@blueyonderairways.com

Your Company “Short Name”:	A shortened version (up to 8 characters) of Partner Name. Example: bluydair

(Note: If you represent multiple sites or multiple links, and each site is linking to Expedia, you must assign a unique number to each site. For example, suppose you are Alpine Ski Center and there are individual store sites you represent; you would list the following multiple short names and numbers:

bluydair 01 -Alpine Ski Center
bluydair 02 -Alpine Sports Ski Haus
bluydair 03 -Alpine Sports SkiHouse

In order to track each of these, please complete a separate EAP Partner Set Up Information Required form for each sub-site.)

Business Type	Select one:

	Air	Car
	Directory	Hotel
	Search Engine	Travel C
Other (please specify)

[ARROW] Step 2: Send us your logo and a return link your site

Please provide your logo as a Gif in an electronic file format.  Total Gif dimensions should be 180 width and 38 height.  The logo must be centered on a white background with no border within the specified area.  An additional fade element image (15w x 38h) will be added to the left of the logo (see example below).

Coloring should be within the 216 color palette that is Netscape and Internet Explorer Compatible.  This will ensure a clean solid appearance with no dithering pattern.  (If your logo contains gradient, metallic, or gives a 3D rendered appearance please provide a high quality jpeg file instead of a Gif.)

Example:

[GRAPHIC]

[GRAPHIC]

Please fill in the blank below:

Your Return Page URL

The URL where you’d like users to return to if they click on your logo (as shown in the banner samples above).  Typically this return URL is either to your homepage or the page on your site the visitor was last at.

Example: Error! Bookmark not defined.

•  Step 3: Friendship Table

If applicable, select whether a consumer sees and chooses from a complete list of companies (see Figure 3) or a singular company.

Airline Flight Wizard	(select one)
	☐	Show complete list of airlines to choose

	☐	Show only one airline. Please specify:

Example: Show only one airline: Blue Yonder Air

Car Wizard	(select one)
	☐	Show complete list of car rental companies

	☐	Show only one care rental company.

Please

Hotel Wizard	(select one)
	☐	Show complete list of hotels to choose

	☐	Show only one hotel company. Please spe

If you’d like to rent from a specific company, select a name from the drop-down list below.

Company	All
All
Advantage Rent A Car
Alamo Rent A Car
Avis
Budget
Dollar Rent A Car
Hertz
National Car Rental Interrent
Sears Car and Truck Rental
Thrifty Car Rental
Value Rent A Car

•  Step 4: Linking to Expedia.com

Linking to Expedia is simple! We will work with you to design a welcome page that you can link to from your site.  This page will reside on Expedia’s web site and explain how Expedia works to your customers.  We recommend this method of linking to Expedia because it:

☒                                    Provides your customer with an individual welcome from both your company and Expedia (co-branding)

☒                                    Includes necessary information to help your customer with all of their travel needs

☒                                    Clearly explains how to use Microsoft Expedia

Please review our recommended linking method below - option 1 (as well as the additional option detailed on the next page).  Once you have decided which method of linking you prefer, please indicate which choice you prefer by selecting one of the options (on this page and the following page).

Y/N OPTION 1                 Expedia works with you to create a welcome page (Figure 1 illustrated below.)

Key

Figure 1	• Circled areas represent a link
• Arrows point to where the link will take the customer

1.) You add a link to your main site to Expedia. (image - left).

2.) Your customer clicks on the Microsoft Expedia link and goes to the Welcome page on Expedia.com

Linking to Expedia...continued Below is option 2 for linking to Expedia.  This method of linking to Expedia requires creation of an additional page hosted on your web site explaining Expedia and providing a link to the Travel Agent main page (and/or additional linking options as illustrated below).  If you select this option, the page you develop should include the following:

☒                                    Clear direction to your customer they will be leaving your web site and going to Expedia

☒                                    Thorough explanation of Expedia: what the service is and what it provides

If you select this option, we will work with you on implementing your page and also need to approve the final design.

Y/N OPTION 2	Your company creates your welcome page (Figure 2 illustrated below.)

Key

Figure 2	• Circled areas represent a link
• Arrows point to where the link will take the customer

1.) You add a link to your main web site to an additional page on your company web site (image - below)

2.) Create an additional site which your company [GRAPHIC] will build and host that introduces & explains Expedia and then directs your customers to the

The Travel Agent main page site sits behind our registration wall.  Therefore, your visitors in this instance will go to our registration page if they are not currently an Expedia member.  If the visitor is an existing member, they will go directly into the area you link to.

3.) Link to Expedia via one or more of the following urls: (this example uses Blue Yonder Airways EAPid which is 101)

Travel Agent Main Page:  http://expedia.msn.com/oub/eap.asp?EAPID=101-1

Flight Wizard: http://expedia.msn.com/oub/eap.asp?Intro=http:%2F%2Fexpedia.

msn.com%2Fpub%2Fela dll%3Fcscr%3Dfexp%25illy%30new&EAPID=101-1

Car Wizard: http://expedia.msn.com/pub/eap/asp?INTRO=http%2F%2Fexpedia msn com%2Fpub%2Feta

dll%3Fascr%3Dspec%26illy%3Dnew%26flag%3DF&aapid=101.1

Hotel Wizard: http://expedia.msn com/pub/eap aso?INTRO=http%2F%2Fexpedia

msn.com%2Fpub%2Fela dll%3Fcscr%3Dhtwx%26illy%3Dnew&EAPID=101-1

• Step 6:	Return this form and the signed contract to Microsoft

Please send this form and your signed contract to:

Attn: Joel Ruzich
Microsoft Travel Business Unit
Microsoft Corporation
One Microsoft Way
Remond, Washington 98052-6399

• Step 6:	Microsoft will send your Expedia Identification Number and URLs

We will provide you with an EAPid number to be used when setting up URLs.  You will receive a copy of this completed form with your unique EAPid once the contracts are signed.  In addition, we will send you linking information for linking to Expedia.com (this will be filled out below and returned to you).

(This section is to be filled in by Microsoft)

1.)	Your Identification Number -EAPid(1) completed form	We will send you this in

2.)	URLs with completed form	We will send you this information

These URLs will be used for linking to Expedia from your web site.

• Step 7:	Sign up for your free Hot Mail account to receive your monthly reports and

(1) EAPid = Expedia Associates Programs Identification

Expedia Updates

We send out monthly reports and Expedia.com updates each month via your EAP Hot Mail account.  The report is in HTML format and provides you with your company monthly activity as well as new promotions on Expedia you can participate in and other Expedia.com content and event updates.

If you are running Microsoft Outlook 98 you will
be able to receive HTML based email.  Check
here if you are running Outlook 98 and include
your email address:

[GRAPHIC]

To sign up for your Hot Mail account here is what you need to do:

1.)  Go to http://hotmail.com/

2.)  Register and Sign up for your account!

3.)  Send Expedia your Hot Mail address we will add to our account list for monthly reporting distribution i.e., blueyonderair@hotmail.com (or the name of the person who will receive the reports)

HOTMAIL EMAIL ADDRESS - INPUT HERE BEFORE RETURNING FORM:

The names of companies, products, people, characters, and/or data mentioned herein are fictitious and are in no way intended to represent any real individual, company, product, or event, unless otherwise noted.

Appendix A

Figure 1 - Option 1: Co-Branded Introduction Page

If you choose this option, your url to link to Expedia would be as follows:

http://expedia.msn.com/pub/eap.asp?EAPID=X-1 X in this instance is a PLACEHOLDER for your EAPid.  With your returned contract and set up form, your assigned url will be found within Step 5 under EAPid.

Appendix B

Figure 2 - Option 2:  Customized Introduction Page

If you choose this option, your url to link to Expedia would one or more of the following URLS:

[GRAPHIC]

3.)  Link to Expedia via one or more of the following urls: (this example uses Blue Yonder Airways EAPid which is 101)

Travel Agent Main Page: http://expedia.msn.com/oub/eap.asp?EAPID=101-1

Flight Wizard: http://expedia.msn.com/oub/eap.asp?Intro=http:%2F%2Fexpedia.

msn.com%2Fpub%2Fela dll%3Fcscr%3Dfexp%25illy%30new&EAPID=101-1

Car Wizard: http://expedia.msn.com/pub/eap/asp?INTRO=http%2F%2Fexpedia msn com%2Fpub%2Feta

dll%3Fascr%3Dspec%26illy%3Dnew%26flag%3DF&aapid=101.1

Hotel Wizard: http://expedia.msn com/pub/eap aso?INTRO=http%2F%2Fexpedia

msn.com%2Fpub%2Fela dll%3Fcscr%3Dhtwx%26illy%3Dnew&EAPID=101-1

X in this instance is a PLACEHOLDER for your EAPid.  With your returned contract and set up form, your assigned url will be found within Step 5 under EAPid.

[GRAPHIC]

tagging	[GRAPHIC]

Expedia Page Link Travel Agent Main Page or one of the other options: Hotel, Car or Flight wizard.

Tagging occurs when the user from Blue Yonder Airways clicks through to the Expedia web site.

Exhibit 2

Expedia Logo

[LOGO OF MICROSOFT EXPEDIA.COM APPEARS HERE]

Start your travel here

Exhibit 3

Expedia Logo Link and
Guidelines for Using the Expedia Logo Link
On COMPANY Web Link Pages

The following guidelines apply to COMPANY’S use of the Expedia Logo for use on COMPANY Web Link Pages

1.               Except as Microsoft may authorize elsewhere, COMPANY may use only the Expedia Logo in accordance with the Agreement and guidelines set forth below.

2.               COMPANY may only use the Expedia Logo on COMPANY Web Link Pages identified in Exhibit 1, and not in any other manner.  It must always be an active link to Microsoft’s Expedia web site at http://expedia.com/.  HTML code for the link is shown below.

3.               The Expedia Logo gif includes certain words describing the significance of the Expedia Logo on COMPANY Web Site Pages (i.e.  the Expedia Logo is a link to Microsoft, not an endorsement of COMPANY Web Site).  COMPANY may not remove or alter this or any other element of the Expedia Logo.

4.               The Expedia Logo may be used only on COMPANY Web Link Pages that make accurate references to Microsoft Expedia’s products or services.  COMPANY Web Link Page title and other trademarks and logos must appear at least as prominent as the Expedia Logo.  COMPANY may not display the Expedia Logo in any manner that implies sponsorship, endorsement, or license by Microsoft.

5.               The Expedia Logo must appear by itself, with a minimum spacing (the height of the Expedia Logo) between each side of the Expedia Logo and other graphic or textual elements on COMPANY Web Link Page.  The Expedia Logo may not be used as a feature or design element of any other logo.

6.               COMPANY may not alter the Expedia Logo in any manner, including size, proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

7.               COMPANY may not use the Expedia Logo on any site that disparages Microsoft or its products or services, infringes any Microsoft intellectual property or other rights, or violates any state, federal or international law.

These guidelines do not grant a license or any other right in Microsoft’s logos or trademarks.  Microsoft reserves the right in its sole discretion to terminate or modify permission to use the Expedia Logo at any time.  Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.

Exhibit B

Sample Appearance of WORLDSPAN Wired Logo
on WORLDSPAN Expedia Associate Web Sites

[LOGO OF WORLDSPAN WIRED APPEARS HERE]

Amendment No. 3
to CRS Marketing, Services and Development Agreement

This Amendment No.  3 to the CRS Marketing, Services and Development Agreement (the “Amendment No.  3”) is entered into as of April 1, 1999 (the “Amendment Effective Date”) by and between Microsoft Corporation, a Washington corporation (“Microsoft”) with its principal office at One Microsoft Way, Redmond, Washington 98052, and WORLDSPAN, L.P., a Delaware limited partnership (“WORLDSPAN”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339.

Recitals

i.                                          Microsoft and WORLDSPAN are parties to that certain CRS Marketing, Services and Development Agreement dated December 15, 1995, as amended by the parties pursuant to that certain Amendment No.  1 dated January 1, 1997 and Amendment No.  2 dated July 1, 1998 (collectively, the “Agreement”).

ii.                                       Microsoft and WORLDSPAN seek to modify the Agreement as set forth herein to change the revenue sharing arrangements, capacity provisions, and other terms under the Agreement.

Now, therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Agreement

1.                                       Definitions

Terms in capitalized form not defined in the text of this Amendment No.  3 shall have the meanings set forth in the Agreement.

2.                                       Revenue Share.

(a)  The revenue share matrix set forth in Appendix 1 of Amendment No. 1 shall be deleted and replaced in its entirety with the matrix attached as Appendix 1 of this Amendment No. 3.  Furthermore, Section 11.3 A. through D. of the Agreement, as set forth in Amendment No. 2, shall be deleted, and the revenue share described in Appendix 1 of this Amendment No. 3 shall apply to WORLDSPAN/EAP Bookings as well as all other air bookings under the Agreement.  However, in the event (i) WORLDSPAN breaches the Development Agreement between the parties dated as of July 1, 1999 (the “BFS Agreement”) and Microsoft elects to terminate the BFS Agreement pursuant to Section 5.2(a) of the BFS Agreement or (ii) WORLDSPAN elects to terminate the BFS Agreement pursuant to Section 5.2(b) of the BFS Agreement, then the revenue share and WORLDSPAN’s capacity commitment will revert to the Revenue Share, volume tables and WORLDSPAN capacity commitment set forth in Schedule 2.1.2 and Appendix 1 of Amendment No. 1 to the Agreement.

(b)  Microsoft recognizes that [*] and WORLDSPAN are in the process of negotiating an agreement whereby WORLDSPAN will provide [*] with hosting and other airline services.  As a part of these negotiations, WORLDSPAN has agreed to charge hosting and other airline services.  As a part of these negotiations, WORLDSPAN has agreed to charge [*] at cost (as determined in accordance with WORLDSPAN’s normal cost collection and allocation methodology, as used by WORLDSPAN with respect to its owner airlines) for messages generated through the [*].  Microsoft agrees that these at-cost fees charged by WORLDSPAN to [*] will not be included within the definition of Airline Fees under this Agreement and will not be subject to the revenue share specified in Appendix 1.  In the event WORLDSPAN and [*] do not execute an agreement for hosting and other airline services within three (3) years after the Effective Date, WORLDSPAN will charge [*] for all transactions generated on the [*]in accordance with the Participating Carrier Agreement between [*] and WORLDSPAN and all revenue received from [*] from its Internet booking site as an [*] (including all amounts paid retroactively by [*]) will be included as Airline Fees and shared with Microsoft in accordance with Appendix 1.

(c)  Section 11.2 of the Agreement is hereby deleted and replaced with the following new Section 11.2:

Section 11.2.  Other than payments made by MICROSOFT for Additional Development Services and the amounts to be paid by MICROSOFT and WORLDSPAN, if any, pursuant to new Sections 11.1 and 29, MICROSOFT and WORLDSPAN agree that each shall bear its own expenses incurred in the performance of this Agreement.

3.                                       Capacity

Schedule 2.1.2 is deleted from the Agreement in its entirety.  Section 2.1.2 of the Agreement, as set forth in Amendment No.  1, is hereby deleted and replaced in its entirety with the following:

Section 2.1.2.  WORLDSPAN and Microsoft will work together in good faith to ensure the WORLDSPAN System has sufficient capacity to process Microsoft’s estimated demand in accordance with this Section.  The failure of either (i) WORLDSPAN to deliver sufficient capacity to meet Microsoft’s demand, or (ii) Microsoft to deliver the anticipated air ticket sales, will result in a financial penalty mutually agreed upon by the parties as set forth herein.

(a)                                  Each month during the Term, Microsoft shall provide to WORLDSPAN a good faith estimate of the projected Expedia air ticket sales for each of the following twelve (12) months.  WORLDSPAN will estimate segments to be generated by the projected level of Expedia air ticket sales and the number of Power Shopper messages that are expected to be generated by the estimated segments.  Microsoft shall provide such assistance and information for WORLDSPAN’s estimation of segments and Power Shopper messages as

MICROSOFT/WORLDSPAN
CONFIDENTIAL

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2

WORLDSPAN may reasonably request.  Upon conclusion of this forecasting process, WORLDSPAN shall make all necessary preparations to provide sufficient capacity on the WORLDSPAN System to support the projected Expedia demand during the next six (6) months, as projected pursuant to subsection (b) below.

(b)                                 If a given estimate of Expedia demand will cause WORLDSPAN to make material equipment purchases (e.g.  purchase of new CPUs or other equipment) specifically for additional Expedia demand, WORLDSPAN shall notify Microsoft thereof in writing, and Microsoft shall either reconfirm or adjust its estimate of Expedia air ticket sales within ten (10) days after such notice (such reconfirmed or adjusted estimate, a “Microsoft Binding Estimate”).  WORLDSPAN may also adjust the related estimates of segments and Power Shopper messages.  WORLDSPAN shall deliver the required capacity no later than ninety (90) days after the date of a Microsoft Binding Estimate.

(i)             The financial remedy to compensate WORLDSPAN for excess capacity or Microsoft for insufficient capacity shall be determined by the parties after the following occur:

.A forecasting model that calculates air ticket sales will be developed by Microsoft within thirty (30) days of Microsoft’s execution of this Amendment and approved by WORLDSPAN within thirty (30) days after receipt from Microsoft.

.A capacity planning and tracking model to forecast capacity and calculate rejected demand will be built by WORLDSPAN within thirty (30) days of WORLDSPAN’s execution of this Amendment and approved by Microsoft within thirty (30) days after receipt from WORLDSPAN.

.The agreed-upon models will be used for six (6) months from approval of the above models before instituting any financial penalties and, during such testing, may be “tweaked” or otherwise adjusted by mutual agreement of the parties in order to better achieve their intended purposes.  At the end of such six (6) month period (the “Test Period”), if the models, as so adjusted, would not have resulted in payments to either party, then the financial payment aspects of these procedures will become operative for the remainder of the term of this Agreement.  If, however, the models, as so adjusted, would, have resulted in payments to either party during the Test Period, then the financial aspects of these procedures will not become operative and the parties will negotiate in good faith to develop alternative models or procedures as a replacement for those described.  If the parties fail to reach an agreement regarding such replacement models or procedures within two (2) months after the end of

3

the Test Period, then the financial payment aspects of the models, as so adjusted, shall continue in effect with a cap of [*] per month payable by either party, until the parties mutually agree on alternative financial arrangements.

The financial penalties will be determined based on the parameters set forth in Section 2.1.2(b)(ii) and (iii) below.

(ii)          If actual Expedia air ticket sales in a given month are less than [*] of the Microsoft Binding Estimate, then Microsoft will pay WORLDSPAN an amount based on WORLDSPAN’s anticipated portion of lost Airline Fees.  Such Airline Fees shall be calculated at the revenue share level for such month, as set forth in Appendix 1 of this Amendment No. 3.  If actual ticket sales in a given month are greater than [*] of the Microsoft Binding Estimate, then Microsoft will owe nothing additional to WORLDSPAN.

(iii)       If actual Expedia air ticket sales in a given month are less than [*] of the Microsoft Binding Estimate due to a failure of the WORLDSPAN System to support the forecast segments and Power Shopper messages necessary to process the Microsoft Binding Estimate, WORLDSPAN will pay Microsoft an amount based on Microsoft’s anticipated portion of Airline Fees for ticket sales that do not get processed due to such interruptions in capacity.  Such Airline Fees shall be calculated at the revenue share level for such month, as set forth in Appendix 1 of this Amendment No. 3.  If the WORLDSPAN System processes [*] or more of the Microsoft Binding Estimate, then WORLDSPAN will owe nothing additional to Microsoft.

(c) On an annual basis, Microsoft will provide WORLDSPAN with a long-term demand forecast covering at least three (3) years beyond the current year.  WORLDSPAN, within thirty (30) days after Microsoft’s delivery of such demand forecast, will provide Microsoft a nonbinding projection of the capacity WORLDSPAN will provide in the same three (3) year period to support the forecast Microsoft demand.  If after reviewing the demand forecast from Microsoft pursuant to this Section 2.1.2(C), WORLDSPAN can demonstrate that it can not meet the capacity requirements during the forecast period by the time required without having to build a new computer data center or without materially altering the architecture of the WORLDSPAN System, WORLDSPAN will provide Microsoft with eleven (11) months prior written notice (provided Microsoft has given WORLDSPAN at least twelve (12) months written notice of such increased capacity requirement) that it will not be able to meet the capacity demand in the forecasted time.  In such event, Microsoft will be released from its minimum commitment in Section 8(c) of this Amendment and WORLDSPAN

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

4

shall not be obligated to provide such additional capacity to Microsoft but will continue to provide the maximum capacity set forth in the previously agreed-upon capacity forecast.  WORLDSPAN agrees that Microsoft has provided the projection of Expedia air ticket sales set forth below, and WORLDSPAN expects to be able to meet capacity requirements therefor without having to build a new computer data center and without materially altering the architecture of the WORLDSPAN System.

Fiscal Year	Ticket Sales Projected

July 1999-June 2000	2.5 million

July 2000-June 2001	3.7 million

July 2001-June 2002	4.5 million

4.                                       Revenue Share Payments; Capacity Fees.

Sections 11.1 B and C of the Agreement, as set forth in Amendment No.  1, are hereby deleted and replaced in their entirety with the following:

Section 11.1 B (i)  The parties agree that WORLDSPAN shall pay to Microsoft the revenue share amount indicated in the attached Appendix 1 (the “Revenue Share”) with respect to Airline Fees generated by Microsoft System users through the Microsoft System.  Within thirty (30) days from the end of each calendar month, WORLDSPAN shall furnish Microsoft with a statement together with payment for all amounts shown thereby to be due to Microsoft.  That statement shall be based upon the Revenue Share for the month preceding the month then ended, and shall contain information sufficient to discern how the Revenue Share was computed.

(ii) At the end of each calendar year, WORLDSPAN shall reconcile the amounts billed to and paid by Participating Airlines for Bookings made by Microsoft System users.  In the event a Participating Airline fails to pay and WORLDSPAN, despite using reasonable business efforts, is unable to collect Airline Fees from such Participating Airline, WORLDSPAN shall notify Microsoft in writing of such uncollected amounts.  Within thirty (30) days of receipt of WORLDSPAN’s notice, Microsoft will refund (or WORLDSPAN may set off from amounts owed by WORLDSPAN to Microsoft hereunder) the amounts paid to Microsoft by WORLDSPAN for such Bookings.  Microsoft shall not be required to refund any amounts where WORLDSPAN fails to collect due to a marketing or other arrangement with a Participating Airline.

5

Section 11.1 C.  Microsoft shall reimburse WORLDSPAN for the charges incurred by WORLDSPAN with respect to direct communication lines and frame relay access devices (each party is responsible for its own installation and ongoing costs of circuits and equipment necessary to connect such party’s facilities to the local exchange carrier’s termination of the frame relay circuits) that are requested by Microsoft through its Product Unit Manager for the Travel Group (“Direct Communication Fees”) and to pay the direct costs related to terminal addresses used in connection with the Microsoft System by Microsoft’s fulfillment partner (“Fulfillment Partner Fees”).  Microsoft shall also pay for any equipment requested by Microsoft and provided by WORLDSPAN to be used by Microsoft’s fulfillment partner.  WORLDSPAN shall either offset these fees from the Revenue Share due Microsoft or invoice Microsoft for the Direct Communication Fees and the Fulfillment Partner Fees on a monthly basis and shall also include a written report of the PS Rate for the applicable month.  Microsoft shall pay the invoiced amount within thirty (30) days after receipt of the invoice.  Except as provided herein and Section 2.1.2, Microsoft shall not owe WORLDSPAN any fees for capacity under this Agreement.

5.                                       Assignment.

Section 17 of the Agreement is hereby deleted and replaced in its entirety with the following:

Section 17.  Neither party may assign its interest in this Agreement; provided, however, that either party may assign this Agreement upon thirty (30) days prior written notice to a wholly-owned subsidiary or to an entity to which substantially all the assets of the assigning party (or, with respect to MICROSOFT, substantially all the assets of the Expedia online consumer travel agent business) are being transferred if such assignee assumes and agrees to perform all the obligations of the assignor.  This Agreement shall be binding upon the parties hereto and their successors and permitted assigns and all persons claiming under or through them or any such successor or permitted assign.

6.                                       Equal Treatment.

A new Section 33 shall be added to the Agreement to provide as follows:

33.                                 Equal Treatment.

[*] If (i) WORLDSPAN differentiates between Expedia and offline travel agencies for reasons other than regulatory requirements and (ii) at the time WORLDSPAN first differentiates, any two of Sabre, Galileo or Amadeus are not similarly differentiating between online and offline travel agencies,

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

6

then the parties shall at that time discuss adjustment to the business relationship between the parties in good faith.  If the parties fail to reach an agreement regarding an adjustment to the business relationship within two (2) months after WORLDSPAN implements such differentiation, Microsoft may terminate this Agreement upon six (6) months’ written notice.  Such termination right expires eight (8) months from the date of such differentiation.

7.                                       Change in Expedia Search Functionality.

A new Section 34 shall be added to the Agreement to provide as follows:

34.                                 Change in Expedia Search Functionality.

Microsoft shall consult with WORLDSPAN on a regular basis regarding proposed changes to the search functionality, or changes to the utilization of existing functionality, available to end users of Expedia that are reasonably expected to have a materially adverse impact on message weight in the WORLDSPAN CRS.  If the proposed change has a materially adverse impact on the financial benefits of the parties hereunder, the parties shall discuss in good faith a corresponding adjustment to pricing or revenue share.  If the parties are unable to reach agreement within two (2) months after Microsoft implements such change, then WORLDSPAN may terminate this Agreement upon a further six (6) months’ written notice.  Such termination right expires eight (8) months from the date of Microsoft’s implementation of such changes.

8.                                       Changes to Expedia CRS Usage Commitment.

Section 8(c) of Amendment No.  1 to the Agreement is hereby deleted and replaced in its entirety with the following:

(c)                                  Minimum Performance Functionality.  During the Term of the

Agreement, WORLDSPAN agrees to provide the same or comparable significant functionality tools and features (such as a ticketless functionality) as other computer reservation systems.  So long as WORLDSPAN complies with the foregoing, Microsoft agrees that it will maintain during the Term of the Agreement, on a calendar quarterly basis, at least the same or greater (but in no event [*] CRS booking share from Expedia on the WORLDSPAN System than it maintains on any other CRS (“Minimum Commitment”).  At any time after Microsoft enters into an agreement with another CRS for Expedia, Microsoft shall provide WORLDSPAN with a quarterly report that details bookings made by Expedia users.  In the event Microsoft does not maintain at least the Minimum Commitment CRS booking share from Expedia on the WORLDSPAN System,

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

7

the amounts otherwise payable to Microsoft pursuant to Appendix 1 shall be reduced by [*] For purposes of this Section only, the term “CRS” shall mean the following entities and their successors: Sabre, Galileo, Abacus, Amadeus, and Infini.

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement.  The Agreement, as amended hereby, shall remain in effect for the remainder of the term set forth in Section 7.

Microsoft Corporation	WORLDSPAN, L.P.

/s/ Richard Barton	Douglas L. Abramson
By	By

Richard Barton	Douglas L. Abramson
Name (Print)	Name (Print)

Gen. Mgr. Travel Group	Co-Chief Executive Officer
Title	Title

7/20/99	July 16, 1999
Date	Date

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

8

Appendix 1

Revenue Share Matrix

The Revenue Share payable by WORLDSPAN to Microsoft shall consist of the Base Revenue Share set forth below.  The Incentive Revenue Share appearing in Appendix 1 of Amendment No.  1 is eliminated.

The Revenue Share of Airline Fees shall be based on the number of Power Shopper messages per net Segment per month.  The “Revenue Share” column indicates the percentage amount of Airline Fees that will be paid by WORLDSPAN to Microsoft in accordance with Section 5 of Amendment No.  1, from dollar one.

Power Shopper Messages per Net Segment per Month	Revenue Share to Microsoft

30.01 and greater	[*]

29.01-30.00	[*]

28.01-29.00	[*]

27.01-28.00	[*]

26.01-27.00	[*]

25.01-26.00	[*]

24.01-25.00	[*]

23.01-24.00	[*]

22.01-23.00	[*]

21.01-22.00	[*]

20.01-21.00	[*]

19.01-20.00	[*]

18.01-19.00	[*]

17.01-18.00	[*]

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

9

16.01-17.00	[*]

15.01-16.00	[*]

14.01-15.00	[*]

13.01-14.00	[*]

12.01-13.00	[*]

11.01-12.00	[*]

11.00 and less	[*]

If the number of Power Shopper messages per net Segment exceeds 30.00, or falls below 11.00, in an given month, then the parties shall renegotiate revenue share percentages in good faith.  If the parties are unable to reach agreement within three (3) months, then at any time in the following three (3) months either party may terminate this Agreement upon a further six (6) months’ written notice.  In the meantime, the percentages set forth above shall apply.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

10

Amendment No. 4
to CRS Marketing, Services and Development Agreement

This Amendment No. 4 to the CRS Marketing, Services and Development Agreement (the “Amendment”) is entered into as of July 1, 2001 (the “Amendment Effective Date”), by and between Expedia, Inc. (“EI”), a Washington corporation with its principal office at 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, and Worldspan, L.P., a Delaware limited partnership (“Worldspan”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339.

Recitals

Microsoft Corporation (“Microsoft”) and Worldspan entered into that certain CRS Marketing, Services and Development Agreement dated December 15, 1995, as amended by the parties pursuant to that certain Amendment No. 1 dated January 1, 1997, Amendment No. 2 dated July 1, 1998, and Amendment No. 3 dated April 1, 1999 (collectively, the “Agreement”).

Microsoft’s rights and obligations under the Agreement have been assigned to and assumed by EI, which is the successor in interest to Microsoft for all purposes relating to the Agreement.

EI and Worldspan now desire to modify the Agreement as set forth herein.

Now, Therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Definitions

Terms in capitalized form not defined in the text of this Amendment No. 4 shall have the meanings set forth in the Agreement.

2.                                       Term

(a)                                  (a) Section 7.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

7.1. Unless earlier terminated as provided herein, the term of this Agreement (the “Term”) shall commence as of December 15, 1995, and shall continue thereafter until December 15, 2010.

(b)                                 (b) Section 7.5 of the Agreement is hereby deleted and replaced in its entirety with the following:

7.5 EI shall have the option to terminate this Agreement upon written notice to WORLDSPAN in the event that WORLDSPAN migrates EI and EI Systems users to a computer reservation system not operated by WORLDSPAN.

3.                                       Financial Arrangements

The last sentence of Section 2(a) of Amendment No. 3 is hereby deleted in its entirety. Section 11.1.B of the Agreement, as set forth in Amendment No. 3, is hereby deleted and replaced in its entirety with the following:

11.1.B (i) The parties agree that WORLDSPAN shall pay to EI the revenue share amount indicated in Schedule 11.1 of this Agreement (the “Revenue Share”). Within thirty (30) days from the end of each calendar month, WORLDSPAN shall furnish EI with a statement together with payment for all amounts shown thereby to be due to EI. That statement shall be based upon the Revenue Share for the month preceding the month then ended, and shall contain information sufficient to discern how the Revenue Share was computed.

(ii) At the end of each calendar year, WORLDSPAN shall reconcile the amounts billed to and paid by Participating Airlines, Participating Cars and Participating Hotels (collectively, “Participating Vendors”) for Net Segments (as defined in Schedule 11.1) made by EI System users. In the event a Participating Vendor fails to pay and WORLDSPAN, despite using reasonable business efforts, is unable to collect fees from such Participating Vendor, WORLDSPAN shall notify EI in writing of such uncollected amounts. Within thirty (30) days of receipt of WORLDSPAN’s notice, EI will refund (or WORLDSPAN may set off from amounts owed by WORLDSPAN to EI hereunder) the amounts paid to EI by WORLDSPAN for such Net Segments. EI shall not be required to refund any amounts where WORLDSPAN fails to collect due to a marketing or other arrangement with a Participating Vendor.

4.                                       Use of Logos/CRS Usage Commitment

Section 8 of Amendment No. 1 and Section 8 of Amendment No. 3 to the Agreement are hereby deleted in their entirety and a new Section 35 is added to the Agreement to provide as follows:

35.                                 Other Agreements.

35.1 Use of WORLDSPAN Logo. EI will include the “Worldspan Wired” logo on the bottom of the Expedia home page as long as there is at least one (1) other third-party, non-advertising logo in the same general location.  Placement and size of all third-party, non-advertising logos will be determined by EI, however, EI will use commercially reasonable best

2

efforts to feature the WORLDSPAN logo in a manner similar to the presentation of any other third-party, non-advertising logo featured on the Expedia home page.

35.2 CRS Usage Commitment. During the Term of this Agreement, WORLDSPAN agrees to provide the same or comparable significant functionality tools and features (such as a ticketless functionality) as other computer reservation systems. So long as WORLDSPAN complies with the foregoing, EI agrees that it will maintain during the Term of this Agreement, on a [*] basis, no less than [*] CRS booking share from Expedia on the WORLDSPAN System (“Minimum Commitment”). At any time after EI enters into an agreement with another CRS for Expedia, EI shall provide WORLDSPAN with a quarterly report that details bookings made by Expedia users. In the event EI does not maintain at least the Minimum Commitment CRS booking share from Expedia on the WORLDSPAN System, the amounts otherwise payable to EI pursuant to Schedule 11.1 shall be reduced by [*]. For purposes of this Section only, the term “CRS” shall mean the following entities and their successors and affiliates: [*].

5.                                       Revenue Share

The Agreement is hereby amended by adding thereto as Schedule 11.1, the Schedule 11.1 attached as Appendix 1 of this Amendment No. 4. Appendix 1 of Amendment No. 1 and Appendix 1 of Amendment No. 3 shall be deleted and replaced in their entirety by such Schedule 11.1.

6.                                       Confidentiality

This Amendment shall be considered Confidential Information according to the Agreement.

7.                                       Effective Date

Except as provided in this Amendment, the provisions of this Amendment shall be effective as of the Amendment Effective Date.

8.                                       Continuation of Agreement

Except as provided in this Amendment, the Agreement shall continue in full force and effect.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the date first above written.

Expedia, Inc.		Worldspan, L.P.

By:	/s/ Byron Bishop	By:	/s/ Sue Powers

Print Name: Byron Bishop		Print Name: Sue Powers

Title:	Senior Vice President, Transportation and Core Development	Title: Senior Vice President and General Manager - Worldwide E-Commerce

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Appendix 1

Schedule 11.1

Revenue Share

A.                                   Air Segment Revenue Share

WORLDSPAN shall pay EI a revenue share for Net Domestic Air Segments and Net International Air Segments based on the number and type of segments in accordance with the following:

Type of Net Segment	Revenue Share

[*]	[*]

[*]	[*]

In the event [*]. In the event [*]. If the parties are unable to agree [*].  At the end of such twelve (12) month period, either party may terminate this Agreement by providing the other party with ninety (90) days prior written notice thereof. [*]

B.                                     Car Segment Revenue Share

WORLDSPAN shall pay EI a revenue share for Net Car Segments equal to [*] for each Net Car Segment, except that WORLDSPAN shall not be required to pay any such revenue share for the [*] Net Car Segments during each Contract Year. For example, if the number of Net Car Segments during a Contract Year was [*], then WORLDSPAN would pay EI [*].

C.                                     Hotel Segment Revenue Share

WORLDSPAN shall pay EI a revenue share for Net Hotel Segments equal to [*] for each Net Hotel Segment, except that WORLDSPAN shall not be required to pay any such revenue share for [*]. For example, if the number of Net Hotel Segments during a Contract Year was [*], and of the [*] Net Hotel Segments after the [*] Net Hotel Segments, [*], then WORLDSPAN would pay EI [*].

D.                                    Review of Revenue Share

The revenue share set forth in Sections A, B and C of this Schedule 11.1 shall be reviewed by WORLDSPAN and EI every [*]. In the event either party requests to renegotiate such revenue share at that time and the parties are unable to agree on new

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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revenue share within sixty (60) days of the commencement of such negotiations, then at any time [*]. However, the [*].

E.                                      Weighted Message Fee

Within 30 days following the end of each month, EI will pay WORLDSPAN a Weighted Message Unit charge equal to (i) [*], multiplied by (ii) the amount, if any, by which (x) the number of [*] processed by the WORLDSPAN System during the then preceding six (6) calendar month period, exceeds (y) [*] multiplied by the number of Net Segments for that six (6) calendar month period.

F.                                      Definitions

“Air Segment” means each direct or through flight booked by means of Expedia through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable air carrier, as determined by the WORLDSPAN System.

“Announced Rate” means Worldspan’s announced rate for determining Airline Fees payable to Worldspan by Participating Airlines for Net Segments.

“Announced Rate Decrease” means a decrease in the Announced Rate below the Announced Rate then in effect

“Announced Rate Increase” means an increase in the Announced Rate above the Announced Rate then in effect.

“Car Segment” means each car rental booked by means of Expedia through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable car rental company, as determined by the WORLDSPAN System.

“Contract Year” means each twelve (12) month period commencing, in the case of the first Contract Year, on the date of Amendment No. 4 to this Agreement and thereafter upon the completion of the immediately preceding Contract Year.

“Domestic Air Segment” means any Air Segment booked from a point of sale designated by WORLDSPAN as within Billing Conference 1.

“Expedia” means the software code, informational databases, products, and other components that make up the travel services of EI and its subsidiaries and are branded “Expedia” or “Travelscape”, which are marketed for use by individual end users in the United States, Belgium, Canada, France, Germany, the United Kingdom and/or such other locales as EI may elect to market its services, at its sole discretion, to enable such end users to shop for, reserve, book and pay for certain travel products and services (including, at a minimum, air travel, hotel accommodations, and car rentals) via a personal computer, telephone or other interactive device.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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The term “Expedia” as used in this Agreement shall be deemed to refer to all future versions of the above-described services, and includes without limitation any and all additional, follow-on, successor or replacement versions of such services.

“Hotel Segment” means each hotel stay booked by means of Expedia through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable hotel, as determined by the WORLDSPAN System.

“International Air Segment” means any Air Segment booked from a point of sale designated by WORLDSPAN as outside of Billing Conference 1.

“Message” means each electronic transmission to the WORLDSPAN System generated by Expedia, EI, any employee, agent, or contractor of EI, or any Expedia user, and the associated response. The types of Messages as of the date of Amendment No. 4 to this Agreement are set forth in Exhibit A to this Schedule 11.1.

“Net Car Segments” means, for any applicable time period, the number of Car Segments booked during that period less the number of Car Segments canceled during that period, as determined by the WORLDSPAN System.

“Net Domestic Air Segments” means, for any applicable time period, the number of Domestic Air Segments booked during that period less the number of Domestic Air Segments cancelled during that period, as determined by the WORLDSPAN System.

“Net Hotel Segments” means, for any applicable time period, the number of Hotel Segments booked during that period less the number of Hotel Segments cancelled during that period, as determined by the WORLDSPAN System.

“Net International Air Segments” means, for any applicable time period, the number of International Air Segments booked during that period less the number of International Air Segments cancelled during that period, as determined by the WORLDSPAN System.

“Net Segments” means, for any applicable time period, all of the Net Domestic Air Segments, Net International Air Segments, Net Car Segments, and Net Hotel Segments for that period.

“Weighted Message Unit” means a unit of measurement for Messages that reflects the respective average amount of computer and related resources required for the WORLDSPAN System to process a given type of Message, as determined in accordance with the methodology used by WORLDSPAN in the ordinary course of its business for that purpose. The number of Weighted Message Units for a given Message is determined by the Message Weight for that type of Message. The Message Weight for each of the types of Messages as of the date of Amendment No. 4 to this Agreement are set forth on Exhibit A to this Schedule 11.1.

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Exhibit A
Message Weight Categories

Message Type	Message Weight

[*]	[*]

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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Amendment No. 5
to CRS Marketing, Services and Development Agreement

This Amendment No. 5 to the CRS Marketing, Services and Development Agreement (the “Amendment”) is entered into as of October 22, 2001 (the “Amendment Effective Date”), by and between Expedia, Inc. (“EI”), a Washington corporation with its principal office at 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, and Worldspan, L.P., a Delaware limited partnership (“Worldspan”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339

Recitals

Microsoft Corporation (“Microsoft”) and Worldspan entered into that certain CRS Marketing, Services and Development Agreement dated December 15, 1995, as amended by the parties pursuant to that certain Amendment No. 1 dated January 1, 1997, Amendment No. 2 dated July 1, 1998, Amendment No. 3 dated April 1, 1999 and Amendment No. 4 dated July 1, 2001 (collectively, the “Agreement”)

Microsoft’s rights and obligations under the Agreement have been assigned to and assumed by EI, which is the successor in interest to Microsoft for all purposes relating to the Agreement

EI and Worldspan now desire to modify the Agreement as set forth herein

Now, Therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Revenue Share

Effective as of July 1, 2001, Paragraph A of Schedule 11.1, attached as Appendix 1 to Amendment No. 4 of the Agreement shall be deleted and replaced in its entirety by the following Paragraph A:

“A.                             Air Segment Revenue Share

WORLDSPAN shall pay EI a revenue share for Net Domestic Air Segments and Net International Air Segments based on the number and type of segments in accordance with the following:

Type of Net Segment	Revenue Share

[*]	[*]
[*]	[*]

Effective as of July 1, 2002, [*]. In order to effectuate such change, the party desiring the change shall provide the other party with thirty (30)days’ prior written notice. The change [*] shall be made on the first day of the month following the expiration of the thirty (30) day notice period

In the event [*]. In the event [*]. If the parties are unable to agree [*]

2.                                       Definitions

Effective as of July 1, 2001, Paragraph F of Schedule 11.1 attached as Appendix 1 to Amendment No. 4 of the Agreement is amended by adding the following new definition:

“Net Average Yield” means the average Airline Fees received by Worldspan from Participating Airlines for Net Domestic Air Segments booked made by Expedia users over the immediately preceding six (6) consecutive months

3.                                       Confidentiality

This Amendment shall be considered Confidential Information according to the Agreement

4.                                       Effective Date

Except as provided in this Amendment, the provisions of this Amendment shall be effective as of the Amendment Effective Date

5.                                       Continuation of Agreement

Except as provided in this Amendment, the Agreement shall continue in full force and effect

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the date first above written

Expedia, Inc.		Worldspan, L.P.

By:	/s/ Gregory S. Stanger	By	/s/ Sue Powers

Print Name:	Gregory S. Stanger	Print Name:	Sue Powers

Title:	Senior Vice President and Chief financial Officer	Title:	Senior Vice President and General Manager - Worldwide E-Commerce

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Amendment No. 6
to CRS Marketing, Services and Development Agreement

This Amendment No. 6 to the CRS Marketing, Services and Development Agreement (the “Amendment”) is entered into as of January 1, 2002 (the “Amendment Effective Date”), by and between Expedia, Inc. (“EI”), a Washington corporation with its principal office at 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, and Worldspan, L.P., a Delaware limited partnership (“Worldspan”), with its principal office at 300 Galleria Parkway, NW, Atlanta, Georgia 30339.

Recitals

Microsoft Corporation (“Microsoft”) and Worldspan entered into that certain CRS Marketing, Services and Development Agreement dated December 15, 1995, as amended by the parties pursuant to that certain Amendment No. 1 dated January 1, 1997, Amendment No. 2 dated July 1, 1998, Amendment No. 3 dated April 1, 1999, Amendment No. 4 dated July 1, 2001, and Amendment No. 5 dated October 22, 2001 (collectively, the “Agreement”).

Microsoft's rights and obligations under the Agreement have been assigned to and assumed by EI, which is the successor in interest to Microsoft for all purposes relating to the Agreement.

EI and Worldspan now desire to modify the Agreement as set forth herein.

Now, Therefore, in consideration of the above recitals, the mutual undertakings of the parties as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Definitions

(a)                                  Terms in capitalized form not defined in this Amendment No. 6 shall have the meanings set forth in the Agreement.

(b)                                 Effective as of January 1, 2002, Paragraph F of Schedule 11.1 attached as Appendix 1 to Amendment No. 4 of the Agreement is amended by adding the following new definitions:

“Domestic Automated Reissue” means one automated comparison of an old itinerary to a new itinerary and recalculation of the new fare, including additional collections, refunds, penalties and administrative fees, provided that (i) all segments in the itinerary must be within and/or between the United States of America, Puerto Rico and the U.S. Virgin Islands, (ii) the itinerary must be on the same carrier, and only on carriers that participate in Automated Reissues, (iii)electronic ticket itineraries must be issued by Worldspan (IATA code 1P), (iv) the itinerary must be priced and re-priced in U.S. currency,(v) all passengers in the ticket record must have the same itinerary, original fare calculation and ticketing date, and (vi) only non-BSP types of exchanges are applicable. EI acknowledges and agrees that Domestic Automated Reissues may not be used for certain types of itineraries as may be established and modified by Worldspan from time to time, including but not limited to, the following itineraries: (i) a group PNR, (ii) tickets issued using bulk fares or print routines,(iii) tickets issued with the fare printed as free, (iv) electronic tickets printed to paper, and (v) BSP types of exchanges. EI further acknowledges and agrees that each carrier participating in Automated Reissues may establish limits for the number of passengers in a PNR that qualify for Automated Reissues and that such limits may changefrom time to time.

2.                                       Domestic Automated Reissues

(a)                                  Effective as of January 1, 2002, CRS Services shall include the processing of Domestic Automated Reissues. [*] For each Domestic Automated Reissue processed by EI (or its authorized service provider) through the Worldspan System, EI shall pay to Worldspan the transaction fee set forth in the table below:

Domestic Automated Reissues (per Contract Year)	Transaction Fee

[*]	[*]
[*]	[*]
[*]	[*]

(b)                                 Charges will be calculated monthly and shall be due within thirty (30) days following the invoice date. Alternatively, Worldspan may offset the amount owed to it by EI against any amount that Worldspan owes EI under the Agreement.

(c)                                  [*]

3.                                       Confidentiality

This Amendment shall be considered Confidential Information according to the Agreement.

4.                                       Continuation of Agreement

Except as provided in this Amendment, the Agreement shall continue in full force and effect.

[*]	=	Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized undersigned representatives as of the date first above written

Expedia, Inc.		Worldspan, L.P.

By:	/s/ David Beitel	By	/s/ Michael Parks

Print Name:	David Beitel	Print Name:	Michael Parks

Title:	Vice President, Product Development Chief financial Officer	Title:	Senior Vice President and General Manager - Worldwide Travel Distribution

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